Exhibit 4.1

ASSET PURCHASE AGREEMENT

This Agreement dated December 21, 2000 is made

Between

MINERA SAN AUGUSTO, S.A. de C.V.

(“MSA”)

And

O. N. C. de MEXICO S.A. de C.V.

(“ONCM”)

And

NATIONAL GOLD CORPORATION

(“National Gold”)

RECITALS

A.

MSA owns certain mineral concessions and other assets used in connection with exploration and development activities on those concessions in the area of Mulatos in the United Mexican States (“Mulatos Project”);

B.

ONCM is a wholly owned subsidiary of National Gold;

C.

MSA has agreed to sell the Mulatos Project to ONCM on the terms set forth herein;

D.

National Gold has agreed to guarantee the obligations of ONCM set out in this Agreement;

E.

Immediately after Closing MSA may assign all rights and benefits which in the future will accrue to it under this Agreement; and

F.

Capitalized terms in this Agreement have the meaning set out in .

NOW THEREFORE THIS AGREEMENT witnesses that in consideration of the representations, warranties and covenants set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
PURCHASE OF ASSETS

1.1

Agreement to Purchase and Sell.  At the Closing Time, subject to the terms and conditions of this Agreement, MSA will sell and ONCM will purchase the Assets with effect from the Effective Date.

1.2

Purchase Price.  The aggregate purchase price for the Assets (the “Purchase Price”) is $10,500,000 payable by ONCM as follows:

(1)

by payment at Closing to MSA or its Assignees of the amount of the Deposit plus accrued interest;

(2)

by payment at Closing to MSA or its Assignees of the amount of $450,000 (the “Closing Payment”);

(3)

by the grant at Closing to MSA or its Assignees of a 2% royalty for technical expertise (“RTE”), which RTE shall run with the land, and shall be in the form set forth in  attached hereto;

(4)

by the delivery at Closing to MSA or its Assignees of a debenture or debentures in the aggregate principal amount of $7,500,000  (the “Debentures”), which debentures will be in a form which is appropriate for a transaction such as this and will include the terms set forth in  attached hereto;

(5)

by ONCM assuming all of the Assumed Liabilities as evidenced in part by the delivery at Closing to MSA, Tenedoramex, S.A. de C.V. (“T-Mex”) and Accessions Mining, Inc. (“Accessions”) jointly, of a certificate evidencing the assumption of liabilities in the form attached hereto as  (the “Certificate Evidencing Assumption of Liabilities”).  For greater certainty, in the event of a conflict the provisions of the Certificate Evidencing Assumption of Liabilities shall be subject to and superseded by the terms of this Agreement as a whole;

(6)

by payment at Closing to MSA or its Assignees of an amount equal to $1,575,000 in respect of value added tax payable in connection with ONCM’s purchase of the Assets (the “IVA Payment”);

(7)

by delivery at Closing of two promissory notes in the forms attached hereto as  and  in the amounts of $750,000 and $1,750,000 respectively and which are due and payable 180 days and 360 days, respectively, after Closing (the “Promissory Notes”).

1.3

Deposit.  Upon execution of this Agreement ONCM will pay to MSA the sum of $50,000 as a deposit (the “Deposit”).  The Deposit will be disbursed in accordance with the following provisions:

(1)

if the Closing occurs at the Closing Time the Deposit shall be credited towards the Purchase Price;

(2)

if Closing does not occur at the Closing Time because a condition precedent to Closing contained in Sections  or  is not fulfilled or waived on or before the Closing Time, then the Deposit shall be returned to ONCM; and

(3)

if Closing does not occur at the Closing Time for any reason other than as set forth in subsection , then the Deposit shall be paid to MSA or its Assignees without prejudice to any other rights and remedies MSA or its Assignees may have.

1.4

Reconciliation of Accounts.  The Parties agree that, conditional upon the Closing, the benefits from the Assets and liability for costs arising from the Assumed Liabilities shall be deemed to have passed to ONCM as of the Effective Date and ONCM shall be responsible for all payments and the liabilities in respect of the Assets on or after the Effective Date.  Notwithstanding ONCM’s liability for all costs incurred after the Effective Date, at ONCM’s request MSA will pay on behalf of ONCM the following amounts which are payable after the Effective Date and prior to the Closing Date in connection with the Mulatos Project:

(1)

the sum of US$335,000 payable in January, 2001 under the Ejido Agreements;

(2)

the sum of US$80,000 payable in January, 2001 in respect of mineral concession taxes;

(3)

the sum of US$5,000 payable in January and February, 2001 in connection with the Ejido Agreements; and

(4)

any other reasonable costs incurred by MSA on behalf of ONCM, including any adjustments of the foregoing, from the Effective Date until the Closing Date,

all of which payments are collectively referred to as the “Advanced Amount”.

At Closing ONCM shall reimburse MSA for the Advanced Amount.  If this Agreement is terminated after the Effective Date, the expenses incurred by ONCM after the Effective Date will be for its account and will not be reimbursed by MSA and ONCM will indemnify MSA and its Affiliates for all liabilities, including environmental liabilities, incurred by ONCM in connection with the Mulatos Project after the Effective Date until the date of termination.

1.5

Sharing of Expenses.  In the event that Closing does not occur for any reason other than because the conditions to Closing in favour of ONCM set out in  are not fulfilled or waived by ONCM at or before Closing, then ONCM shall pay to MSA the sum of US$100,000 (the “Expense Reimbursement”) as a genuine estimate of the amount required to reimburse MSA for 50% of the additional costs, expenses and liabilities incurred by MSA in anticipation of Closing that would not have been incurred by MSA if the Parties had not entered into this Agreement.

1.6

Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets in the manner specified in .  ONCM and MSA shall follow the allocations set out in  in determining and reporting their liabilities for any Taxes and, without limitation, shall file their respective income tax returns prepared in accordance with such allocations.

ARTICLE 2
CLOSING

2.1

Closing.  The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Sanchez-Mejorado, Velasco y Valencia, S.C., Mexico City, Mexico, or at such other time on the Closing Date or such other place as may be agreed in writing by MSA and ONCM.

2.2

MSA’s Closing Deliveries.  At the Closing, MSA shall deliver or cause to be delivered to ONCM the following documents, each duly executed where applicable:

(1)

a certificate of the President or other senior officer of MSA dated as of the Closing Date in the form of ;

(2)

certified copies of resolutions of the directors of MSA authorizing the execution and delivery of this Agreement and the sale of the Assets and all documents required to be executed by MSA pursuant hereto;

(3)

a certified copy of resolutions of the shareholders of MSA approving the sale of substantially all of the assets of MSA;

(4)

registerable transfer documents to effect the transfer to ONCM of the Concessions;

(5)

a factura transferring to ONCM all Assets which are personal property and the Concessions;

(6)

assignments (and consents therefor as required by the terms thereof) to ONCM of the benefit of all material contracts, including the Environmental Permits and the Ejido Agreements, to which MSA is a party and which are assignable to ONCM;

(7)

records of mineral concession title issued by the Secretaría de Economía, Dirección General de Minas for each of the Concessions in respect of which such records have been received by MSA at or before Closing and an opinion of Mexican counsel to MSA addressed to ONCM, counsel to ONCM, National Gold and counsel to National Gold in substantially the form attached hereto as ; and

(8)

all deeds of conveyance, bills of sale, assurances, transfers, assignments, consents, and such other agreements, documents and instruments as may be reasonably required by ONCM to complete the transactions provided for in this Agreement.

2.3

ONCM’s Closing Deliveries.  At the Closing, ONCM shall deliver or cause to be delivered to MSA the following documents and payments, each in a form acceptable to MSA and duly executed where applicable:

(1)

a certificate of the President or other senior officer of ONCM dated as of the Closing Date in the form of ;

(2)

a certified copy of resolutions of the directors of ONCM authorizing the execution and delivery of this Agreement and the purchase of the Assets and all documents required to be executed by ONCM pursuant hereto;

(3)

the Certificate Evidencing Assumption of Liabilities;

(4)

the Deposit;

(5)

the Closing Payment;

(6)

the Debentures;

(7)

the RTE;

(8)

the IVA Payment;

(9)

the Promissory Notes;

(10)

the Advanced Amount;

(11)

 a security agreement in registerable form acceptable to MSA evidencing MSA’s security interest in the Mulatos Project;

(12)

 an opinion of counsel to ONCM addressed to MSA, the shareholders of MSA and counsel to MSA in respect of those matters which MSA may reasonably require; and

(13)

 all such other assurances, consents, agreements, documents and instruments as may reasonably be required by MSA to complete the transactions provided for in this Agreement.

2.4

National Gold’s Closing Deliveries.  At the Closing, National Gold shall deliver or cause to be delivered to MSA the following documents, each in a form acceptable to MSA and duly executed where applicable:

(1)

a certificate of the President or other senior officer of National Gold dated as of the Closing Date in the form of ;

(2)

a certified copy of resolutions of the directors of National Gold authorizing the execution and delivery of this Agreement and the purchase of the Assets, the issuance and delivery of the Blanket Guarantee and all documents required to be executed by National Gold pursuant hereto;

(3)

the Blanket Guarantee;

(4)

a general security agreement evidencing MSA’s security interest in the assets of National Gold, which agreement shall permit National Gold to grant security ranking pari passu with that of MSA with MSA’s prior written consent, which may not be unreasonably withheld;

(5)

an opinion of counsel to National Gold addressed to MSA, the shareholders of MSA and counsel to MSA in respect of those matters which MSA may reasonably require; and

(6)

all such other assurances, consents, agreements, documents and instruments as may reasonably be required by MSA to complete the transactions provided for in this Agreement.

2.5

Possession.  On the Closing Date, MSA shall deliver or cause to be delivered to ONCM possession of the Assets.

ARTICLE 3
CONDITIONS OF CLOSING

3.1

Conditions in Favour of ONCM.  The obligation of ONCM to complete the purchase and sale of the Assets shall be subject to the fulfilment or the waiver by ONCM, at or before the Closing Time, of each of the conditions set out in , each of which is for the exclusive benefit of ONCM and may be waived by ONCM at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

3.2

Conditions in Favour of MSA.  The obligation of MSA to complete the purchase and sale of the Assets shall be subject to the fulfilment or the waiver by MSA at or before the Closing Time of the conditions set out in , each of which is for the exclusive benefit of MSA and may be waived by MSA at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

3.3

CDNX Approval.  It is a condition precedent to the transactions contemplated by this Agreement that the proposed transactions receive CDNX Approval.  After execution of this Agreement, the Parties shall exercise all reasonable commercial efforts to obtain CDNX Approval as quickly as possible and should CDNX Approval be refused, this Agreement shall be null and void and the Parties shall have no further obligations hereunder except as contemplated in Section , Section  and this Section.

3.4

General.  MSA, ONCM and National Gold shall use all commercially reasonable efforts to satisfy each of the conditions referred to in Sections ,  and  and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the purchase and sale of the Assets in accordance with this Agreement and the Law and to cooperate with each other in connection therewith.

ARTICLE 4
REPRESENTATIONS, WARRANTIES and covenants

4.1

Representations and Warranties of MSA.  As a material inducement to ONCM’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that ONCM is entering into this Agreement in reliance upon the representations and warranties of MSA set out in this Section, MSA represents and warrants to ONCM as to those matters set forth in .

4.2

Representations and Warranties of ONCM.  As a material inducement to MSA’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that MSA is entering into this Agreement in reliance upon the representations and warranties of ONCM set out in this Section, ONCM represents and warrants to MSA as to those matters set forth in .

4.3

Representations and Warranties of National Gold. As a material inducement to MSA’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that MSA is entering into this Agreement in reliance upon the representations and warranties of National Gold set out in this Section, National Gold represents and warrants to MSA as to those matters set forth in .

4.4

Survival of Representations and Warranties.  The representations and warranties of the Parties contained in this Agreement or any other agreement, certificate or instrument delivered pursuant to this Agreement shall merge upon, and shall not survive, the Closing, except as follows.  The representations and warranties of MSA set out in Paragraph  of  shall survive the execution of this Agreement and the Closing for a period of 180 days from the date of execution of this Agreement and notwithstanding the Closing, shall continue in full force and effect for the benefit of ONCM until that time, after which time MSA shall be released from all obligations in respect of such representations and warranties except with respect to any claim in writing delivered to MSA on or before such date setting out the nature of the claim, the amount thereof and the name of the Party responsible for the payment thereof.

4.5

Non-Merger.  Subject to Section , each Party hereby agrees that all provisions of this Agreement, other than the conditions in Sections  and , shall forever survive the execution, delivery and performance of this Agreement, the Closing and of any other agreement, certificate or instrument delivered pursuant to this Agreement, except where such provision is stated herein to expire at a specific time, those provisions shall survive only until such time.

4.6

No Additional Representations.  Except as explicitly provided in this Agreement, MSA makes no representations, warranties or assertions as to the accuracy or completeness of any statements, books, records, information or other disclosure provided to National Gold or ONCM, including without limitation any disclosure, information or other statement in respect of:

(1)

any contamination or the presence of contamination or any Hazardous Substance or condition or any other environmental condition, including without limitation acid rock drainage and water contamination, resulting from any source whatsoever, whether natural or man-made;

(2)

the presence or existence or possible presence or existence of any metal, mineral, ore, ore body or other commercially valuable substance or thing, and the ability of or costs to ONCM to mine, produce or otherwise recover any financial benefit from the same; or

(3)

the existence, availability or transferability of any explosives permits, Environmental Permits or other permits or approvals under any Environmental Laws or any other Applicable Law or of any right, agreement, title or understanding other than the Ejido Agreements, in respect of surface rights or in respect of water use, flow or consumption which may be required for access, exploration, development, exploitation or any other use of any kind whatsoever of the Assets;

at any time before, at or after the execution of this Agreement.

4.7

Acknowledgements by National Gold and ONCM.  National Gold and ONCM acknowledge and agree that:

(1)

ONCM is purchasing the Assets on an “as is, where is” basis except as expressly stated herein and that they have been afforded full opportunity by MSA to conduct due diligence investigations in respect of MSA, the Concessions, the Mulatos Project, the Ejido Action, the environmental liabilities associated with the Mulatos Project, the Ejido Agreements, the Environmental Permits and the purchase and sale of the Assets and that it is satisfied with the result of those investigations including without limitation as to the continuing existence, availability, enforceability or assignability of the foregoing.  In particular, the following material issues have been identified by MSA to ONCM and ONCM has conducted sufficient investigations in respect of the following matters to assume all liabilities in respect thereof:

(a)

Acid Rock Drainage/Acid Mine Drainage: The Mulatos Project area contains known occurrences of acid rock drainage and acid mine drainage, which occur naturally and as a result of manmade activities, which include historic mining activities.  MSA has collected surface water and groundwater samples, which show both surface and groundwater in the Mulatos Project area have been negatively impacted through the addition of heavy metals, reduction of pH and degradation of other water quality criteria routinely measured to assess water quality.  Acid rock drainage and acid mine drainage has or may have an impact on surface water, groundwater, flora, fauna, fisheries, land productivity for agriculture or ranching use and visual esthetics.

(b)

Historic Mining and Exploration Activities: The Mulatos Project area contains surface and underground disturbances to the natural environment that were caused as a result of historic mining and exploration activities.  Disturbances include road construction, drilling, mining, tailing disposal, underground excavation, waste pile creation as a result of underground excavation and mining and building construction to support exploration activities.  Some historic processing activities are known to have used cyanide.  Artisan miners in the Mulatos Project area use and have used mercury to recover precious metals from their mining activities.  These disturbances have or may have an impact on flora, fauna, fisheries, surface water, ground water, land productivity for agriculture or ranching use and visual esthetics.

(c)

Exploration Activities: The Mulatos Project area contains surface and underground disturbances to the natural environment that were caused as a result of exploration activities.  Disturbances include road construction, drilling, underground excavation, waste pile creation as a result of underground excavation, building construction to support exploration activities and operation of man camps to house workers performing exploration and engineering activities.  These disturbances have or may have an impact on flora, fauna, fisheries, surface water, ground water, land productivity for agriculture or ranching use and visual esthetics.

(d)

Soil Erosion: Surface disturbances on the Mulatos Project site resulting from historic mining activities and recent exploration activities contribute to increased soil erosion.  These disturbances have or may have an impact on flora, fauna, fisheries, surface, ground water, land productivity for agriculture or ranching use and visual esthetics.

(e)

Endangered Species:  Endangered species of fish and plants have been identified in the area of the Mulatos Project.  The presence of these endangered species may adversely impact the ability of ONCM to conduct exploration and development of the Mulatos Project and to obtain regulatory approval for its activities.

(2)

purchase of Assets under this Agreement may not include certain permits, authorizations, consents and ownership interests in respect of environmental matters, use of explosives, water rights and access and surface use rights which may be required by ONCM in order to derive all or any benefit from the Assets purchased hereunder;

(3)

MSA holds Environmental Permits and other permits, consents and approvals required for the exploration, exploitation, use and development of the Mulatos Project, including the following:

(a)

the expired and non-transferable Resolution No. 498, dated October 24, 1994 to the Mulatos Project (“Cerro La Estrella” area) from SEMARNAP, Mexico;

(b)

the expired and non-transferable Resolution No. 699, dated March 13, 1995 to the Mulatos extension (“Halcon-Yaqui” area) from SEMARNAP, Mexico;

(c)

the expired and non-transferable Resolution No. 108, dated August 21, 1997 to Mulatos and La Escondida area from SEMARNAP, Sonora;

(d)

Resolution of the Manifestación Impacto Ambiental;

(e)

Cambio de Uso de Suelo; and

(f)

any extensions, renewals or amendments of the foregoing.

National Gold and ONCM shall be responsible for determining, as part of their legal due diligence, and MSA makes no representation or warranty as to, the transferability or assignability of the Environmental Permits, the ability of the Parties to obtain the consent or approval of any Agency to the transfer or assignment of the Environmental Permits, or the ability to have such transfer or assignment recognized by any Agency.  Although MSA believes the Resolution of the Manifestación Impacto Ambiental and the Cambio de Uso de Suelo to be transferable, National Gold and ONCM expressly acknowledge that the Environmental Permits and other permits, consents and approvals may not be transferable or assignable.  MSA shall not be liable to National Gold or ONCM for damages, loss, claims, liabilities or a reduction in the Purchase Price should such transfer or assignment not be possible.  ONCM shall be responsible for notifying and obtaining the consent of any Agency required under Applicable Law;

(4)

Either before or after Closing MSA may assign to other parties (“Assignees”) some or all of the benefits derived by MSA under this Agreement, or any document or instrument contemplated hereby, including the Debentures, the Promissory Notes and the RTE.  National Gold and ONCM further acknowledge and agree that any Assignee of an interest of MSA hereunder will have all of the rights and privileges of MSA under this Agreement as if it was a party hereto.  In furtherance of any such assignment MSA may request that ONCM deliver at Closing one or more Promissory Notes or Debentures in such denominations and in either Canadian or United States currency (at a fixed exchange rate) as may be directed by MSA prior to Closing.  MSA may request that any document or instrument to be delivered by National Gold or ONCM at Closing be registered in the name of and delivered to an Assignee of MSA; and

(5)

MSA makes no representations or warranties as to, and assumes no liability for, the completeness, accuracy, validity or correctness or any geological data or interpretations provided by MSA or its Affiliates to ONCM or ONCM’s Affiliates, or as to the economic viability of the Mulatos Project or any mining activity on or around the Concessions, or the ability of any Person to derive commercial value of any type whatsoever from the Mulatos Project and the Concessions.

4.8

Covenants by ONCM.  ONCM covenants and agrees that:

(1)

so long as any amount remains outstanding under any of the Promissory Notes or the Debentures neither it nor any of its Affiliates will except with the prior written consent of MSA and each of its Assignees (which consent may be withheld for any reason except in respect of (c) below, in which case a request to transfer may only be requested after the Concessions have been transferred to ONCM or ONCM has waived its right to terminate this Agreement under Section , and consent to the transfer request shall not be unreasonably withheld):

(a)

terminate or permit to be terminated the Ejido Agreements assigned to ONCM by MSA at Closing unless any such terminated Ejido Agreement is replaced by a similar agreement conferring equal or greater rights as exist as of the Effective Date on ONCM to conduct exploration and development on, and on the property overlying, the portions of the Concessions relating to mineral deposits in the areas referred to as the Mulatos deposit area, the Escondida deposit area and the El Victor exploration area and including a surface area of not less than 1,000 hectares;

(b)

terminate or permit to be terminated any Environmental Permit or licence assigned to ONCM by MSA unless such terminated Environmental Permit or licence is replaced by a permit or licence conferring equal or greater rights on ONCM to conduct exploration and development on the Concessions and the property overlying the Concessions as exist as of the Effective Date;

(c)

transfer or permit to be transferred any of the Concessions; or

(d)

grant any lien, charge, encumbrance or security interest of any kind in respect of the Concessions which ranks in priority to or pari passu with any such interest held by MSA or any of its Assignees;

(2)

so long as any amount remains outstanding under any of the Promissory Notes or the Debentures it will pay all Taxes, fees, commitments and other amounts owing of whatsoever nature and perform in full any work commitments or other obligations required to maintain the Concessions then held by ONCM in good standing under any Law, agreements, understandings, licences, permits or approvals;

(3)

it will use all reasonable efforts to obtain all consents and approvals in form and substance reasonably satisfactory to MSA; and

(4)

except in connection with taking steps to close the transaction contemplated herein, it will not without MSA’s written consent use for any purpose any information or confidential data relating to the Mulatos Project discovered or acquired by ONCM or its representatives as a result of its due diligence process and not disclose to any person any of the information so acquired prior to the Closing Date.

4.9

Covenants by National Gold.  National Gold covenants and agrees that:

(1)

so long as any amount remains outstanding under any of the Promissory Notes  or the Debentures neither it nor any of its Affiliates will except with the prior written consent of MSA and each of its Assignees (which consent may be withheld for any reason except in respect of (c) below, in which case a request to transfer may only be requested after the Concessions have been transferred to ONCM or ONCM has waived its right to terminate this Agreement under Section , and consent to the transfer request shall not be unreasonably withheld):

(a)

terminate or permit to be terminated the Ejido Agreements assigned to ONCM by MSA at Closing unless any such terminated Ejido Agreement is replaced by a similar agreement conferring equal or greater rights as exist as of the Effective Date on ONCM to conduct exploration and development on, and on the property overlying, the portions of the Concessions relating to mineral deposits in the areas referred to as the Mulatos deposit area, the Escondida deposit area and the El Victor exploration area and including a surface area of not less than 1,000 hectares;

(b)

terminate or permit to be terminated any Environmental Permit or licence assigned to ONCM by MSA unless such terminated Environmental Permit or licence is replaced by a permit or licence conferring equal or greater rights on ONCM to conduct exploration and development on the Concessions and the property overlying the Concessions as exist as of the Effective Date;

(c)

transfer or permit to be transferred any of the Concessions;

(d)

grant any lien, charge, encumbrance or security interest of any kind in respect of the Concessions which ranks in priority to or pari passu with any such interest held by MSA or any of its Assignees;

(e)

directly or indirectly in any manner whatsoever sell, transfer, assign or otherwise dispose of ONCM in whole or in part other than to an Affiliate of National Gold;

(f)

permit ONCM to be dissolved, liquidated or wound up or otherwise cease to exist as a distinct corporate entity which is directly or indirectly wholly-owned by National Gold; or

(g)

give any guarantee, indemnity or analogous agreement under which National Gold may assume obligations or liabilities exceeding $500,000 in the aggregate to enable others to incur or pay any debt, liability or obligation or to comply with agreements relating thereto or otherwise to assure or protect creditors against loss in respect of such debt, liability or obligation;

(2)

so long as any amount remains outstanding under any of the Promissory Notes or the Debentures it will pay or cause to be paid all Taxes, fees, commitments and other amounts owing of whatsoever nature and perform or cause to be performed in full any work commitments or other obligations required to maintain the Concessions then held by ONCM in good standing under any Law, agreements, understandings, licences, permits or approvals; and

(3)

except in connection with taking steps to close the transaction contemplated herein, it will not without MSA’s written consent use for any purpose any information or confidential data relating to the Mulatos Project discovered or acquired by National Gold or its representatives as a result of its due diligence process and not disclose to any person any of the information so acquired prior to the Closing Date.

4.10

Covenants by MSA.  MSA covenants and agrees that:

(1)

it will use all reasonable efforts to assist ONCM in obtaining all consents satisfactory to ONCM, acting reasonably;

(2)

prior to and on the Closing Date, give notice to ONCM from time to time of any action taken or any event which would make any of the representations and warranties of MSA untrue; and

(3)

it will maintain the Assets substantially intact except for dispositions in the ordinary course.

ARTICLE 5
INDEMNIFICATION AND Limitation of liability

5.1

Indemnity by National Gold and ONCM.  National Gold and ONCM hereby jointly and severally shall indemnify and hold MSA and each of its Affiliates and Assignees, and their respective directors, officers, employees, agents, representatives, successors and permitted assigns (each an “Indemnified Party” and collectively the “Indemnified Parties”) harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (including legal fees and disbursements on a solicitor and own client basis) which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

(1)

any incorrectness in or breach of any representation or warranty of ONCM contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(2)

any breach or non-fulfilment of any covenant or agreement on the part of ONCM under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(3)

the operations of ONCM relating to, using or arising out of, the Mulatos Project or the Assets after Closing; or

(4)

any litigation, proceedings or claims related to or in connection with the operations or assets of ONCM on the Mulatos Project or arising as a result of any matter or thing done or failed to be done by ONCM following Closing.

5.2

Environmental Indemnity.  Subject to Section , National Gold and ONCM jointly and severally covenant and agree to indemnify and hold harmless the Indemnified Parties against all losses, claims, damages, liabilities, costs and expenses incurred by any Indemnified Party by reason of, arising out of or in connection with:

(1)

the existence of any Hazardous Substance in the environment which comprises the Mulatos Project and property adjacent to or overlying the Mulatos Project including without limitation those matters identified by MSA to National Gold and ONCM which are set forth in Section ;

(2)

any environmental damage associated with acid rock drainage or acid mine drainage, including without limitation heavy metal contamination or  pH reduction;

(3)

any notice relating to the said environment or compliance with or any allegation of breach of Law or Environmental Legislation or the terms and conditions of any Environmental Permits or other agreements relating to the said environment, however caused, whether such matter arises or relates to periods or conditions existing before or after Closing;

(4)

any and all reclamation liabilities or commitments, including without limitation, in relation to historical mining activities conducted on the Concessions or on property adjacent to or overlying the Concessions, and under the Environmental Permits and the Ejido Agreements, which may include but are not limited to exploration road re-contouring, waste pile re-contouring, seeding of disturbed areas, reforestation of disturbed areas, construction and placement of erosion control measures or structures, removal of buildings and structures, drill hole plugging, underground access barricading and other similar works; and

(5)

any allegation of lost or reduced land productivity or loss or reduction of land value due to historic mining activity, past exploration activities, acid rock drainage, acid mine drainage or erosion.

5.3

Indemnity by MSA.  MSA covenants and agrees to indemnify and hold harmless ONCM against all losses, claims, damages, liabilities, costs and expenses actually incurred by ONCM arising out of a breach by MSA of the representation and warranty set out in Paragraph  of .  Any claim by ONCM under this Section must be made within 12 months after the Closing Date.

5.4

Misrepresentations and Errors.  National Gold and ONCM hereby acknowledge that MSA has made reasonable efforts to provide full and accurate information and disclosure to National Gold and ONCM, but that MSA cannot and does not make any representation or warranty as to the validity, completeness or accuracy of such information except as expressly stated in this Agreement.  Subject to Section , effective from the Closing Time onwards, National Gold and ONCM hereby release MSA, its subsidiaries, Affiliates, officers, directors, employees, agents, successors and Assignees from all claims and liabilities based on errors, omissions, misstatements, misrepresentations and similar causes of action, negligent or otherwise, whether arising under contract, tort, the principles of equity or otherwise, whether now known or later discovered, except those arising out of fraud or malice on the part of MSA, its subsidiaries, Affiliates, officers, directors, employees, agents, successors and Assignees, including without limitation for all incompleteness, inaccuracy, invalidity or lack of correctness of any geological, technical or other exploration data, information, models and projections.

5.5

Limitation of Liability.  The aggregate liability of MSA, its Assignees, subsidiaries, Affiliates, officers, directors, employees, agents, successors and assigns to National Gold and ONCM, their subsidiaries, Affiliates, officers, directors, employees, agents, successors and permitted assignees arising out of, or in connection with this Agreement or the subject matter hereof, including for any loss (including economic loss), injury, damage, claim, fine, penalty or liability, including any environmental liabilities, whether accrued, absolute, contingent or otherwise, and whether arising out of contract, tort, the principles of equity or otherwise shall not in the aggregate exceed the Purchase Price paid and/or owing by ONCM.  MSA may satisfy any obligation to ONCM under this Agreement by a forgiveness of a corresponding amount of any debt then owed to MSA, or its Assignees, under the terms of the Promissory Notes, the Debentures or the RTE.  Any claim by ONCM for damages due to ONCM resulting from a breach by MSA of the representations and warranties set forth in Paragraph  of  must be made within 12 months after the Closing Date.

5.6

No Additional Liability.  None of MSA or any of its Assignees, subsidiaries, Affiliates, officers, directors, employees, agents, successors or assigns will have any liability or responsibility whatsoever with respect to any environmental liabilities in connection with the Mulatos Project including, without limitation, as a result of any release of Hazardous Substances into the environment, whensoever and wheresoever occurring, whether before or after the Closing, except as noted below in this Section.  Without limiting the foregoing, MSA makes no representation or warranty regarding the condition of any of the Assets, or the existence of any Hazardous Substance, except as expressly set out in .  ONCM has inspected the Assets and has satisfied itself as to the condition of the Assets and the existence of any Hazardous Substances and all other environmental aspects of the Mulatos Project.  ONCM accepts the Assets on an as is, where is, basis.  Except to the extent of any breach of the representations and warranties of MSA set out in , ONCM assumes all responsibility for any and all environmental liabilities related to the Mulatos Project.

ARTICLE 6
INTERIM PERIOD

6.1

Risk of Loss.  The Assets shall be at the risk of ONCM from the Effective Date until the Closing provided that until the Closing, MSA shall maintain in force all the policies of property damage insurance under which any of the Assets is insured at the time of execution of this Agreement.

6.2

Action During Interim Period.  During the Interim Period, MSA shall, or shall cause an Affiliate or other subsidiary to:

(1)

maintain and keep the Mulatos Project in good standing with respect to any required governmental filings;

(2)

notify ONCM immediately of any breach of any representation, warranty or covenant in this Agreement; and

(3)

not do any act or omit to do any act that would cause a breach of any representation, warranty, covenant or agreement contained in this Agreement.

6.3

Consents and Approvals.  During the Interim Period MSA shall cooperate with ONCM and render all necessary assistance required by ONCM in connection with any application, notification or filing of ONCM to or with any Agency, all at the expense of ONCM.

6.4

Dealing with Assets.  Unless this Agreement is terminated, MSA shall not until Closing:

(1)

sell, transfer or otherwise dispose of, or allow the sale, transfer or other disposition of, any material Asset;

(2)

authorize or propose the purchase of any material Asset or interest therein; or

(3)

grant any rights or options to acquire any material Asset

without the prior written consent of ONCM.

ARTICLE 7
POST-CLOSING MATTERS

7.1

Cooperation in Filing of Returns.  ONCM agrees to provide to MSA all reasonable cooperation following the Closing Date in connection with the filing of income tax returns of MSA where information relevant to the said filing is contained in the Books and Records delivered to ONCM pursuant to this Agreement.

7.2

Further Assurances.  Subject to the terms and conditions of this Agreement, each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement and to the transactions contemplated herein and, where appropriate, cooperate with each other in doing those acts and things.

7.3

Transfer of Core Concessions.

(1)

For a period of 180 days after Closing (the “Transfer Period”) MSA or an Assignee of MSA will exercise all reasonable commercial efforts to register the transfer to ONCM of all of the Concessions in the records of the Dirección General de Minas (“DGM”).

(2)

MSA or its Assignee, as applicable, will have exclusive control over the process of transfer and registration of the Concessions, subject only to an obligation to keep ONCM reasonably informed regarding the status of the process.  The reasonable costs associated with the transfer of the Concessions will be borne by ONCM unless ONCM exercises its right to terminate this Agreement under subsection , below.

(3)

A Concession will be considered to have been transferred to ONCM upon issuance by the DGM of a notification stating that the transfer agreement transferring the Concession to ONCM has been registered provided that, at or before the time that all of the Core Concessions have been transferred to ONCM in accordance with the foregoing, no Party has received a notice from DGM stating to the effect that a certificate indicating that the Concession has been transferred to ONCM will not be issued in due course.  Upon the transfer of the Core Concessions to ONCM then ONCM will be deemed to have received good and marketable title to the Concessions for all purposes and ONCM will release MSA and its Assignees from all duties, obligations and liabilities in respect of the transfer of the Concessions, whether arising by contract, tort, the principles of equity or otherwise.

(4)

If at the end of the Transfer Period all of the Core Concessions have not been transferred to ONCM then MSA or its Assignee:

(a)

may continue for a period of a further 90 days (the “Extended Transfer Period”) to attempt to transfer to ONCM all of the Core Concessions; or

(b)

may, at any time during the Extended Transfer Period, and will, on the first Business Day after the Extended Transfer Period, give notice to ONCM that all of the Core Concessions have not been transferred (the “Core Concession Notice”).

(5)

Upon receipt by ONCM of the Core Concession Notice ONCM may:

(a)

within five Business Days after its receipt of the Core Concession Notice, deliver a notice to MSA or its Assignee (a “Termination Notice”) confirming that ONCM is terminating this Agreement because MSA or its Assignee did not transfer to ONCM all of the Core Concessions; or

(b)

elect to affirm this Agreement notwithstanding that MSA or its Assignee did not transfer to ONCM all of the Core Concessions.

If ONCM does not deliver to MSA or its Assignee a Termination Notice within the five Business Day period specified in (a), above, then ONCM will be deemed to have elected to affirm the Agreement notwithstanding that MSA or its Assignee did not transfer to ONCM all of the Core Concessions and will have no further right to terminate this Agreement or to compensation hereunder.

(6)

If ONCM delivers a Termination Notice as contemplated by paragraph , above, thereby terminating this Agreement, then within 30 Business Days after receipt by MSA or its Assignee of a Termination Notice, MSA or its Assignee will deliver to ONCM:

(a)

the Deposit;

(b)

the Closing Payment;

(c)

the Debentures, marked as cancelled;

(d)

the RTE, marked as cancelled;

(e)

the Promissory Notes, marked as cancelled;

(f)

the Certificate Evidencing Assumption of Liabilities, marked as cancelled; and

(g)

the sum equal to the Advanced Amount less the amount of the Expense Reimbursement;

against delivery by ONCM to MSA of:

(h)

duly executed transfer documents to re-transfer to MSA or its Assignee all of the Concessions which had been transferred to ONCM;

(i)

a factura transferring to MSA or its Assignee all Assets which are personal property and the Concessions;

(j)

assignments to MSA or its Assignee of the benefit of all material contracts, Environmental Permits and Ejido Agreements assigned to ONCM by MSA, and any replacements, renewals or extensions thereof; and

(k)

all deeds of conveyance, bills of sale, assurances, transfers, assignments, consents, and such other agreements, documents and instruments as may be reasonably required by MSA or its Assignee to re-transfer all of the Assets which had been transferred to ONCM.

Upon the deliveries by MSA to ONCM, and by ONCM to MSA, as set forth above then this Agreement shall be terminated and Section  will apply.

(7)

If ONCM elects or is deemed to have elected pursuant to subsection  to affirm this Agreement then:

(a)

MSA will have no further obligations to transfer the Concessions, or any of them, to ONCM;

(b)

there will be no adjustment or set off to the Purchase Price, or any amount then owing by ONCM to MSA or its Assignees under this Agreement; and

(c)

ONCM shall release MSA from all duties, obligations and liabilities in respect of the transfer of the Concessions whether arising by contract, tort, and the principles of equity or otherwise.

ARTICLE 8
SECURITY

8.1

Assignment of Mulatos Project.  ONCM hereby (i) mortgages and charges to MSA as and by way of a fixed mortgage and charge; (ii) pledges to MSA; (iii) assigns and transfers to MSA as and by way of a specific transfer and assignment; and (iv) grants to MSA a security interest in all of ONCM’s right, title and interest in and to the Concessions and any material Asset as a first charge against the Mulatos Project to secure the performance of each of the obligations, duties and covenants of ONCM contained in this Agreement or in any agreement, document or instrument entered into pursuant to this Agreement.

8.2

Security Agreement.  As continuing collateral security for the payment and performance of the obligations of ONCM to MSA hereunder, ONCM covenants and agrees to enter into, execute and deliver at Closing a security agreement in registerable form acceptable to MSA to evidence the security interest granted in Section .

8.3

Blanket Guarantee.  National Gold hereby irrevocably and unconditionally guarantees the due and punctual performance and payment to MSA and its Assignees, whether at stated maturity, by acceleration or otherwise, of all obligations of ONCM to MSA, now or hereafter existing under or pursuant to this Agreement or any other Security Documents, whether for principal, interest, bonus, fees, expenses, indemnity or otherwise, incurred by MSA in enforcing any of its rights under this guarantee, and shall execute and deliver a blanket guarantee of all such obligations (the “Blanket Guarantee”).  National Gold agrees that MSA or its Assignees may grant extensions of time or other indulgences and otherwise deal with ONCM and others as MSA and its Assignees may see fit without prejudice to or in any way limiting or lessening the liability of National Gold under this Blanket Guarantee, and MSA and its Assignees shall not be bound to exhaust their recourses against ONCM or others before being entitled to payment from National Gold under this guarantee and the Blanket Guarantee.  This Blanket Guarantee shall remain in full force and effect notwithstanding any act, omission to act, operation of any Law (including without limitation any Law that may extinguish the indebtedness, obligations or liabilities of ONCM before full payment and performance thereof) or any other circumstance which might otherwise constitute a defence available to, or a discharge of, ONCM in respect of such obligations or of National Gold in respect of this Blanket Guarantee, until such time as MSA and its Assignees have received the full benefits contemplated by Sections  and .”

8.4

Rights and Remedies Cumulative.  All rights and remedies of MSA and its Assignees set out in this Agreement or any instrument, agreement or document delivered pursuant hereto or in any other agreement between any of the Parties hereto and any other person whomsoever are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Parties hereto that may be in effect from time to time.

ARTICLE 9
GENERAL

9.1

Expenses.  Each Party shall be responsible for its own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker’s commission, finder’s fee or like payment payable by it in respect of the purchase and sale of the Assets pursuant to this Agreement.

9.2

Payment of Taxes.  ONCM shall pay all Taxes, including without limitation the IVA Payment, and filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement.

9.3

No Set-Off or Withholding by National Gold or ONCM.  All payments required or contemplated by this Agreement, the Debentures, the Promissory Notes or the RTE to be made by ONCM or National Gold to MSA or its Assignees shall be made by ONCM or National Gold without deduction, set-off or withholding except if a tax is required to be withheld by ONCM as required by a tax Law of the United Mexican States.  For greater certainty, no amounts shall be withheld in respect of IVA or other recoverable Taxes.  The Parties acknowledge and agree that this Section is not intended to limit the remedies to ONCM or National Gold that an arbitrator may provide pursuant to Section .

9.4

Confidentiality. Disclosure of this Agreement, its terms and conditions and the transactions that it contemplates shall be made only:

(1)

with the approval of MSA and ONCM, which approval shall not be withheld unreasonably;

(2)

as required by the Law or any Agency.

The Parties shall consult with the other as to the timing and wording of press releases and other disclosure of or relating to the purchase and sale of the Assets and ONCM and National Gold shall not make any such disclosure without the prior written consent of MSA or its Assignees.  Notwithstanding the foregoing, the Parties shall be entitled to describe this Agreement and provide copies thereof to their respective boards of directors and to those Affiliates, Assignees, employees, bankers and professional advisors that need to know details about this Agreement in order for the Parties to perform their covenants or satisfy the conditions set out in this Agreement and to effect any registrations required or desirable under this Agreement.

9.5

Notices.

(1)

Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail with return receipt requested, or (iii) sent by confirmed fax or other similar means of confirmed electronic communication, provided that a copy of any notice sent by confirmed electronic communication shall also be sent by mail, in each case to the applicable address set out below:

(a)

if to MSA, to:

Minera San Augusto, S.A. de C.V.

Guerrero 109 Sur-altos entre Jalisco y Puebla

Hermosillo, Sonora, Mexico

C.P. 83000

Attention: Mark E. Isto

with a copy to:

Placer Dome Inc.

1600 – 1055 Dunsmuir Street

Vancouver, BC

Canada

V7X 1P1

Attention:

 Geoffrey Gold

and to:

Kennecott Minerals Company

224 North 2200 West

Salt Lake City, Utah

U.S.A.

84116

Facsimile:

(801) 238-2488

Attention:

President

with a copy to:

Blake, Cassels & Graydon LLP

Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, BC

Canada

V7X 1L3

Facsimile:

(604) 631-3309

Attention:

Peter J. O’Callaghan

(b)

if to ONCM, to:

National Gold Corporation

600 – 890 West Pender Street

Vancouver, BC

Canada

V6C 1J9

Facsimile:

(604) 687-1327

Attention:

Albert J. Matter

with a copy to:

Irwin, White & Jennings

2620 – 1055 West Georgia Street

P.O. Box 11168, Royal Centre

Vancouver, BC

Canada

V6E 3R5

Facsimile:

(604) 689-2806

Attention:

Lowell E. Thomas

(2)

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day in the place where the communication is to be received and the communication is so delivered, faxed or sent, and confirmed, before 4:30 p.m. on such day.  Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day, if delivery is confirmed.  Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

(3)

Any Party may from time to time change its address under this Section by notice to the other Parties given in the manner provided by this Section.

9.6

Time of Essence.  Time shall be of the essence of this Agreement in all respects.

9.7

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, commitments, negotiations or discussions, whether oral or written.  There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

9.8

Notices of Non-Compliance.  Each Party shall give prompt notice to the others of:

(1)

the occurrence or failure to occur of any event, which occurrence or failure causes, or the Party reasonably expects to cause, any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and

(2)

any failure of such Party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

9.9

Grace Period.  Except in respect of the Promissory Note for $750,000 attached as  hereto, which shall be governed by its terms, ONCM may remedy any default in payment for any cash payment under this Agreement by making the payment in full to the applicable party within 14 days after the date such payment was due and such payment when so paid shall be deemed to have been made in a timely manner and on the due date for all purposes.

9.10

No Waiver.  A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver.  No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by another Party.  The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

9.11

Termination.   This Agreement shall terminate only:

(1)

by mutual agreement of the Parties hereto;

(2)

by MSA at its option by notice to ONCM if: (i) one or more of the conditions set forth in Section  have not been fulfilled on the Closing Date and have not been waived by MSA, and (ii) MSA can reasonably demonstrate that the costs and expenses anticipated to arise from the non-fulfilment of such conditions will exceed $100,000; or

(3)

by ONCM at its option by notice to MSA if: (i) one or more of the conditions set forth in Section  have not been fulfilled on the Closing Date and have not been waived by ONCM, and (ii) ONCM can reasonably demonstrate that the costs and expenses anticipated to arise from the non-fulfilment of such conditions will exceed $100,000;

(4)

pursuant to Section ; or

(5)

by either MSA or ONCM at its option by notice to the other if the Closing Date has not occurred on or before March 31, 2001.

9.12

Void upon Termination.  If this Agreement is terminated, it shall, except for obligations of confidentiality in the confidentiality agreement dated May 28, 2000 between MSA, T-Mex, Accessions and National Gold and in Section  of this Agreement; any indemnification provisions; the limitations on liability in ; and the obligations contained in Section  and Section , which shall continue indefinitely or until fulfilled in accordance with the terms of such Article or Section, become void and of no force and effect and there shall be no liability on the part of any Party or their respective officers and directors except to the extent that any such Party is in default of any of its obligations under this Agreement or is in breach of a representation or warranty under this Agreement.

9.13

Amendment.  This Agreement may be amended only by written agreement of all Parties hereto.

9.14

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.15

Arbitration.  Except in respect of any matter concerning the actual transfer of the Concessions which shall be conclusively and exclusively determined pursuant to Section , each Party irrevocably agrees (i) that any and all disputes, claims or controversies arising out of or in any way connected with or arising from this Agreement, its negotiation, performance, breach, enforcement, existence or validity, any failure of the Parties to reach agreement with respect to matters provided for in this Agreement and all matters of dispute relating to the rights and obligations of the Parties, which cannot be amicably resolved, even if only one of the Parties declares that there is a difference, will be referred to and finally settled by private and confidential binding arbitration held in Vancouver, British Columbia, Canada in English pursuant to the rules of the British Columbia International Commercial Arbitration Centre and to the International Commercial Arbitration Act, R.S.B.C. 1996, c. 233, and for that purpose each of the Parties now irrevocably and unconditionally attorns and submits to the jurisdiction of such British Columbia arbitral tribunal; (ii) that any or all of the arbitrators may be of Canadian nationality; (iii) not to oppose any such British Columbia arbitration on the basis of forum non conveniens or for any other reason; and (iv) not to oppose the enforcement against it in any other jurisdiction of any arbitral award duly obtained as contemplated by this Section.

9.16

Governing Law.  Except in respect of any matter concerning the actual transfer of the Concessions required by Mexican Law to be governed by Mexican Law, this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province (in each case excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction) and shall be treated, in all respects, as a British Columbia contract.

9.17

Successors and Assigns.  National Gold and ONCM may not, without the prior written consent of MSA (which consent may be withheld for any reason), assign or transfer, whether absolutely, by way of security or otherwise, all or any part of their respective rights or obligations under this Agreement or any agreement, certificate or instrument delivered pursuant to this Agreement to any Person.  This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.

9.18

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original or faxed form.

ARTICLE 10
INTERPRETATION

10.1

Definitions.  In this Agreement, those terms defined in  shall have the meanings attributed to them in that Schedule unless the context requires otherwise.

10.2

Headings and Table of Contents.  The division of this Agreement into Articles, Sections and Paragraphs, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.3

Number and Gender.  Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

10.4

Business Days.  If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

10.5

Currency and Payment Obligations.  Except as otherwise expressly provided in this Agreement:

(1)

all dollar amounts referred to in this Agreement are stated in Canadian Dollars;

(2)

any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds; and

(3)

except in the case of any payment due on the Closing Date, any payment due on a particular day must be received and available not later than 2:00 p.m. (Vancouver, British Columbia time) on the due date and any payment made after that time shall be deemed to have been made and received on the next Business Day.

10.6

Statute References.  Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

10.7

Section and Schedule References.  Unless the context requires otherwise, references in this Agreement to Articles, Sections, Paragraphs or Schedules are to Articles, Sections, Paragraphs or Schedules of this Agreement.  The Schedules to this Agreement are as follows, each of which is incorporated by reference in and deemed to be a part of this Agreement.

SCHEDULES

A

Definitions

B

Royalty for Technical Expertise

C

Debentures

D

Certificate Evidencing Assumption of Liabilities

E

$750,000 Promissory Note

F

$1,750,000 Promissory Note

G

Assets and Allocation of Purchase Price

H

MSA’s Closing Certificate

I

Form of Opinion

J

ONCM’s Closing Certificate

K

National Gold’s Closing Certificate

L

Conditions to Closing in Favour of ONCM

M

Conditions to Closing in Favour of MSA

N

Representations and Warranties of MSA

O

Representations and Warranties of ONCM

P

Representations and Warranties of National Gold

Q

Mulatos Project

IN WITNESS WHEREOF the Parties have executed this Agreement in the city of Hermosillo in the state of Sonora, United Mexican States on this 21 day of December, 2000.

MINERA SAN AUGUSTO, S.A. de C.V.

By:

(signed)  “Mark Isto”

By:

(signed)

O. N. C. de MEXICO S.A. de C.V.

By:

(signed) “Albert Matter”

NATIONAL GOLD CORPORATION

By:

(signed) “Albert Matter”

SCHEDULES

A

Definitions

B

Royalty for Technical Expertise

C

Debentures

D

Certificate Evidencing Assumption of Liabilities

E

$750,000 Promissory Note

F

$1,750,000 Promissory Note

G

Assets and Allocation of Purchase Price

H

MSA’s Closing Certificate

I

Form of Opinion

J

ONCM’s Closing Certificate

K

National Gold’s Closing Certificate

L

Conditions to Closing in Favour of ONCM

M

Conditions to Closing in Favour of MSA

N

Representations and Warranties of MSA

O

Representations and Warranties of ONCM

P

Representations and Warranties of National Gold

Q

Mulatos Project

SCHEDULE A

DEFINITIONS

(1)

“Accessions” means Accessions Mining, Inc.

(2)

“Advanced Amount” has the meaning give in Section .

(3)

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, or is a shareholder of, such Person, and includes any Person in like relation to an Affiliate.  A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning.

(4)

“Agency” means any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or any elected or appointed public official having jurisdiction over any of ONCM, MSA, National Gold or the purchase and sale of the Assets.

(5)

“Agreement” means this Agreement, including the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

(6)

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, any Law relating or applicable to such Person, property, transaction, event or other matter.  Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any Person having jurisdiction over it, or charged with its administration or interpretation.

(7)

“Assets” means the Concessions, the Licences and Permits, the Ejido Agreements, and all other properties, assets, interests and rights of MSA which are set out in .

(8)

“Assignees” means the party or parties to which MSA assigns any or all of its obligations or benefits under or pursuant to this Agreement or any document, instrument or agreement contemplated in this Agreement before, at or after Closing.

(9)

“Assumed Liabilities” means the Liabilities of MSA listed in  that will be assumed by ONCM at Closing.

(10)

“Blanket Guarantee” has the meaning given in Section .

(11)

“Books and Records” means all books, records, files and papers related to the Assets including drawings, engineering information, manuals and data, research, development and exploration records, assaying results, chemical data and lists of present and former customers and suppliers and all copies and recordings of the foregoing, but excluding all computer and software programs and analyses, tax records, corporate documents, business records and accounting records of MSA.

(12)

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the place where any action is required to be taken.

(13)

“Canadian Dollars” or “$”means the lawful currency of Canada.

(14)

“CDNX Approval” means the approval of the Canadian Venture Exchange to the purchase by ONCM of the Assets and the transactions contemplated herein on the terms and conditions contained in this Agreement.

(15)

“Certificate Evidencing Assumption of Liabilities” has the meaning given in Section .

(16)

“Closing” means the completion of the purchase and sale of the Assets in accordance with the provisions of this Agreement.

(17)

“Closing Date” means February 28, 2001 or such earlier or later date as may be agreed upon in writing by the Parties provided that such date shall not be later than March 30, 2001.

(18)

“Closing Payment” has the meaning given in .

(19)

“Closing Time” means the time of Closing on the Closing Date provided for in Section .

(20)

“Concessions” means the mining concessions owned or leased by MSA and located at or near the village of Mulatos in the state of Sonora in the United Mexican States as listed in  attached hereto.

(21)

“Consents and Approvals” means all consents and approvals required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

(22)

“Conversion Rate” has the meaning given in Paragraph (f) of .

(23)

“Core Concession Notice” has the meaning given in Section .

(24)

“Core Concessions” means the following concessions, each as described further in :

(a)

Alejandra;

(b)

Bety;

(c)

Capulin 2;

(d)

Carolina;

(e)

Continuación de Virgencita;

(f)

Cristina;

(g)

El Marrano;

(h)

El Victor de Mulatos;

(i)

La Central;

(j)

La Central No. 1;

(k)

La Salamandra Fracción 1;

(l)

La Salamandra Fracción 2;

(m)

Los Compadres;

(n)

Mirtha;

(o)

Nuevo Mulatos;

(p)

San Carlos;

(q)

San Lorenzo 1;

(r)

San Lorenzo 2;

(s)

San Miguel 1;

(t)

San  Miguel 2; and

(u)

Tequila.

(1)

“Conversion Rate” has the meaning given in Paragraph (f) of .

(2)

“day” means a calendar day unless otherwise specified.

(3)

“Debentures” has the meaning given in Section .

(4)

“Deposit” has the meaning given in Section .

(5)

“DGM” means the Dirección General de Minas, the General Bureau of Mines responsible for recording title to mineral concessions in the state of Sonora in the United Mexican States.

(6)

“Effective Date” means January 1, 2001.

(7)

“Ejido Action” means action 485/95 between Pedro Hurtado et al. and MSA et al. relating to surface rights for the Mulatos Project.

(8)

“Ejido Agreements” means all agreements between MSA and the Ejido Mulatos relating to surface rights for the Mulatos Project including those dated November 24, 1992, January 16, 1994 and November 26, 1995.

(9)

“Encumbrance” means any lien, charge, encumbrance, title retention right, security interest, adverse claim, pledge, hypothecation or right of others of any nature or kind whatsoever.

(10)

“Environmental Laws” means Applicable Law in respect of the natural environment, public or occupational health or safety, and the manufacture, importation, handling, transportation, storage, disposal and treatment of Hazardous Substances.

(11)

“Environmental Permits” means the permits, certificates, approvals, consents, registrations and licences issued by a governmental authority and relating to the Mulatos Project which are listed in .

(12)

“Expense Reimbursement” has the meaning given in Section .

(13)

“Extended Transfer Period” has the meaning given in Section .

(14)

“Hazardous Substance” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual.

(15)

“including” means “including without limitation”, and “includes” means “includes without limitation”.

(16)

“Indemnified Parties” has the meaning set out in Section  and “Indemnified Party” means each of them.

(17)

“Interim Period” means the period from the Effective Date until the Closing.

(18)

“IVA Payment” has the meaning given in Section .

(19)

“Law” means any law, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law, rule, policy or guideline of any country, province, state or territory, or any Agency located therein, having jurisdiction over ONCM, MSA, National Gold or the purchase and sale of the Assets.

(20)

“Licences and Permits” means all licences, permits, filings, authorizations, approvals or indicia of authority issued to MSA in connection with the Mulatos Project, and includes the Environmental Permits.

(21)

“Lien” means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

(22)

“MSA” means Minera San Augusto, S.A. de C.V., a company formed under the laws of the United Mexican States.

(23)

“Mulatos Project” means the mineral exploration and development project carried out on the Concessions and all of the Assets used in connection with the said project.

(24)

“National Gold” means National Gold Corporation, a company formed under the laws of Alberta.

(25)

“ONCM” means O. N. C. de Mexico S.A. de C.V., a company formed under the laws of the United Mexican States.

(26)

“Party” means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and “Parties” means every Party.

(27)

“Permitted Liens” means, in respect of any of the Assets:

(a)

Liens for Taxes if such Taxes are not due and payable;

(b)

mechanics’, construction, carriers’, workers’, repairers’, storers’ or other similar liens (inchoate or otherwise) which individually or in the aggregate are not material, arising or incurred in the ordinary course of business which have not been filed, recorded or registered in accordance with Applicable Law or of which notice has not been given to MSA;

(c)

minor title defects or irregularities consisting of minor survey exceptions, minor unregistered easements or rights of way, restrictions in the original grant of title, restrictions implied by Applicable Law and other minor unregistered restrictions as to the use of real property which title defects, irregularities or restrictions do not, in the aggregate, materially impair the continued use of the real property to which they relate after the Closing on substantially the same basis as such real property is currently being used;

(d)

easements, covenants, rights of way and other restrictions which are registered, provided that they do not, in the aggregate, materially impair the continued use of the real property to which they relate after the Closing on substantially the same basis as such real property is currently being used; and

(e)

registered agreements with municipalities provided that they have been complied with or adequate security has been furnished to secure compliance and provided that they do not, in the aggregate, materially impair the continued use of the real property to which they relate after the Closing on substantially the same basis as such real property is currently being used.

(28)

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint stock company, a limited liability company, a trust, an incorporated  or unincorporated joint venture, association, syndicate or organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

(29)

“Promissory Notes” has the meaning given in Section .

(30)

 “Purchase Price” has the meaning given in Section .

(31)

“RTE” has the meaning given in Section .

(32)

“Security” means the security given to MSA, at any time and from time to time to secure the obligations of ONCM to MSA hereunder, including, without limitation, the security referred to in  hereof.

(33)

“Security Documents” means the documents referred to in , and the agreements, instruments and documents delivered from time to time to MSA, by ONCM, National Gold and other Persons, for the purpose of establishing, perfecting, preserving and protecting the security.

(34)

“T-Mex” means Tenedoramex, S.A. de C.V.

(35)

“Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including government and private pension plan contributions, unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

(36)

“Termination Notice” has the meaning given in Section .

(37)

“Transfer Period” has the meaning given in Section .

(38)

“U.S. Dollars” or “US$” means the lawful currency of the United States of America.

SCHEDULE A

ROYALTY FOR TECHNICAL EXPERTISE

Pursuant to the Asset Purchase Agreement between Minera San Augusto, S.A. de C.V. (“MSA”), O. N. C. de Mexico S.A. de C.V. (“ONCM”) and National Gold Corporation (“National Gold”) dated as of December 21, 2000 (the “Agreement”):

1.

From the date of Commencement of Commercial Production, ONCM shall pay to MSA or its Assignee (the “Holder”) a royalty for technical expertise (“RTE”) as a result of MSA providing geological and technical information on the Mulatos Project to ONCM at the time of Closing, equal to 2% of the Net Smelter Returns in respect of all Products mined and sold (or deemed sold) by ONCM from the Property on or before such time as the first 2,000,000 ounces of gold have been mined, processed and sold (or deemed sold) from the Property.

2.

For the purposes of this :

(a)

“Allowable Deductions” means the following costs incurred after the doré or concentrate stage:

(i)

all smelting and refining costs, sampling, assaying and treatment charges and penalties including, but not limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser (including price participation charges by smelters and/or refiners);

(ii)

costs of handling, transporting, securing (security costs) and insuring such material from the Property or from a concentrator, whether situated on or off the Property, to the place of sale;

(iii)

taxes based upon sales or production which cannot be recovered by ONCM, but not income taxes; and

(iv)

marketing costs, including sales commissions, incurred in selling ore, concentrate and metal produced from the Property,

provided that if Products are deemed to have been sold, Allowable Deductions shall include amounts representing the items enumerated above to the extent that they would have been borne by ONCM had the Products actually been sold.

(b)

“Commencement of Commercial Production” means the first day following the first thirty (30) consecutive days of the operation of any mill or other processing facility located on the Property, which mill or other processing facility has operated at an average rate of at least 60% of its monthly design capacity (or other lesser rate or quantity of production as specified in an operating plan as constituting the Commencement of Commercial Production) and, if no mill or other processing facility is located on the Property, after the end of the first period of 30 consecutive days during which ore or concentrate has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues; provided however, that no period of time during which ore or concentrate is shipped from the Property for sampling, assaying, testing, analysis or evaluation purposes, and no period of time during which milling operations are undertaken as initial tune-up, or milling by pilot or test plant or test mining operations will be taken into account in determining the date of Commencement of Commercial Production.

(c)

“Final Settlement Date” means the date on which refined gold or silver is available to ONCM.

(d)

“Net Smelter Returns” means:

(i)

in the case of gold or silver processed by a refinery, an amount equal to the number of ounces credited to ONCM by the refinery on the Final Settlement Date multiplied by the price per ounce equal to the average London P.M. gold price fix (for gold) and the Handy and Harman base price (for silver) as published in The Wall Street Journal for the calendar quarter in which the royalty is payable (which gold or silver shall be deemed to have been sold by ONCM), less Allowable Deductions; and

(ii)

in all other cases, the amount received by ONCM from the buyer of the Products (or, if such Products are deemed to be sold, an amount equal to the market value thereof f.o.b. the plant producing the same (which amount shall be deemed to have been received by ONCM)), less Allowable Deductions.

(e)

“Products” means ores, minerals, or other commercially valuable products mined from the Property.

(f)

“Property” means the property covered by the Concessions (as defined in the Agreement to which this Schedule is attached) and including renewals and restaking of the area encompassed by those Concessions.

3.

For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other than United States currency shall be converted into United States currency on the day of receipt or disbursement, as the case may be.

4.

Net Smelter Returns shall be calculated by ONCM at the end of each calendar quarter in which Products from the Property are sold or deemed to be sold.  Quarterly calculations of Net Smelter Returns, together with payment of the applicable RTE in United States currency, or in kind if requested by the Holder before the end of the applicable quarter, and calculated using the same basis of valuation and with all additional costs for payment in kind being borne by the Holder, and copies of all net smelter receipts, shall be delivered to the Holder within forty-five (45) days after the end of the applicable quarter.  ONCM shall cause the Net Smelter Returns and the records relating thereto to be audited within the first quarter of each calendar year by a national firm of chartered accountants designated and paid by ONCM (which may be the auditor of ONCM) and:

(a)

copies of the audited reports shall be delivered to ONCM and the Holder by the chartered accounting firm;

(b)

each party shall have three months after receipt of any audited report to object thereto in writing to the other party, and failing such objection, such report shall be deemed correct; and

(c)

in the event of a reaudit, all costs relating to such reaudit shall be paid by ONCM unless the reaudit differs from the original audit by an amount equivalent to less than 1% of the amount of the original audit and the reaudit was requested by a Holder, in which case all costs relating to such reaudit shall by paid by the Holder that requested the reaudit.

5.

ONCM may, but shall not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property and neither the profits nor the losses from such transactions shall be taken into account in calculating Net Smelter Returns.

6.

None of the provisions of this  shall give the Holder any right to management of the Property or any mine established thereupon, nor shall the provisions be interpreted to do so, in particular, but without limiting the generality of the preceding statement, ONCM will plan, manage, control, conduct and supervise mining and processing operations and any decision relating to the type, dimensions and location of the mine, its facilities, pits and service and ancillary establishments, as well as any decision pertaining to the rate of work, production processes, expansion of the mine and to temporary or final stoppage of commercial exploitation and mining operations on the Property, provided that ONCM shall conduct all operations on the Property in a good and workmanlike manner and in accordance with accepted mining practice.

7.

The parties acknowledge that ONCM is not obligated to maintain in good standing, renew or otherwise retain any interest in the Property, or application or reapplication therefor, and that ONCM may, in its sole discretion, without penalty, relinquish, drop, abandon or allow to lapse any or all of the Property, or the applications or reapplications therefor, without further obligation to the Holder except as set forth in the Agreement and except as otherwise provided by the provisions of this Schedule.

8.

Notwithstanding the provisions of Section  of this Schedule, if ONCM relinquishes, drops, abandons, allows any portion of the Property to lapse, and subsequently reacquires a direct or indirect beneficial interest with respect to such portion of the Property, then such portion of the Property will once again be subject to the obligation to pay the RTE.

9.

Until payment of the RTE in full ONCM shall not transfer all or any interest in the Property unless the proposed transferee agrees with the Holder in advance of such transfer and in writing to be bound by the terms and conditions of this RTE.

10.

Within 90 days following the end of each calendar year, ONCM shall provide the Holder with an annual report of all activities and operations conducted upon or with respect to the Property during the preceding calendar year, together with a description of the activities and operations anticipated during the current year (including estimates of expenditures, production, remaining ore reserves and the RTE payable).

11.

The Holder or its authorized agent or representative, on not less than seven days’ notice to ONCM, may enter upon all surface and subsurface portions of the Property under the direction and control of ONCM for the purpose of inspecting the Property, all improvements thereto and operations thereon, provided that the Holder and its authorized agents and representatives shall enter the Property at their own risk and expense and may not unreasonably hinder operations on or pertaining to the Property.

12.

Subject as hereinafter provided, ONCM shall indemnify and save the Holder harmless from any loss, cost or liability incurred by its in its capacity as owner of the RTE (including, without limitation, reasonable attorneys’ fees) as a result of a claim by a third party and arising from any failure by ONCM at all times to comply with all applicable federal, provincial and local laws, statutes, rules, regulations, permits, ordinances, certificates, licences and other regulatory requirements, policies and guidelines relating to ONCM’s operations and activities on or with respect to the Property; provided, however, ONCM shall have the right to contest any of the same.

13.

Before minerals from the Property are commingled with minerals from other properties:

(a)

the minerals from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, and other appropriate content;

(b)

representative samples of the minerals shall be taken and retained by ONCM together with the results of assays (including penalty substances) and other appropriate analyses of the samples to determine metal and other relevant content of and penalty substances in the minerals, which samples and results will be produced at the request of the Holder; and

(c)

the amount of the RTE due and payable to the Holder from minerals produced from the Property commingled with minerals from other properties shall be determined.

Following the expiration of the period for objection described in Section  of this , and absent timely objection by the Holder, ONCM may dispose of the samples and results required to be kept by this Section.

14.

Time shall be of the essence hereof.

15.

After the Debentures, the Holder’s rights to the RTE shall constitute a second charge against the Property.

16.

Terms with an initial capital letter which are not defined in this Schedule will have the meanings assigned to them in the Agreement.

17.

This RTE is assignable by the Holder in whole or in part without the consent of ONCM.

18.

The exchange rate applicable to the conversion of any amounts denominated in the lawful currency of Mexico to U.S. Dollars under this RTE shall be the exchange rate reported in the Diario Oficial of Mexico City on the date of the conversion.

SCHEDULE A

DEBENTURES

The terms and conditions of the Debentures issued pursuant to Section  of the Agreement shall include the following:

(a)

the initial aggregate principal amount of the Debentures shall be $7,500,000;

(b)

the issuance date shall be as of January 1, 2001 and the maturity date shall be December 31, 2004;

(c)

interest on the outstanding principal shall be simple interest and paid by ONCM to MSA semi-annually on June 30 and December 31 of each year at 7% per annum;

(d)

the principal may be repaid in whole or in part in advance of the maturity date if ONCM is in a surplus cash position with respect to reasonable budgeted expenditures for the next financial year of ONCM;

(e)

at ONCM’s election, the Debentures may be repaid and satisfied in full in advance of the maturity date by the payment by ONCM of all interest then outstanding on the undiscounted principal amount plus the principal amount then outstanding less a discount of $83,333.33 per calendar month for each full calendar month in advance of the maturity date up to a maximum discount of $1,999,999.92 (24 months x $83,333.33) if repaid in full on or before December 31, 2002;

(f)

MSA may elect at or before the time of issuance of the Debentures to receive all payments in U.S. Dollars where such payments in Canadian Dollars shall be converted to the equivalent amount owing in U.S. Dollars using the noon rate as reported by the Bank of Canada on the date of issuance of the Debentures (the “Conversion Rate”) and such Conversion Rate shall remain fixed for so long as any amount remains outstanding under the Debentures;

(g)

the Debentures shall be secured by a security interest in the Mulatos Project, which security interest shall constitute a first charge against the Mulatos Project and rank above and in priority to all other interests in the Mulatos Project;

(h)

the Debentures shall be assignable by the debenture holder to an Affiliate with notice to ONCM but without the consent of ONCM; and

(i)

such other terms and conditions as are usual in a debenture of this type.

SCHEDULE A

CERTIFICATE EVIDENCING ASSUMPTION OF LIABILITIES

O. N. C. de MEXICO S.A. de C.V. (“ONCM”) hereby certifies that as of and from the date of this certificate, ONCM has assumed and is responsible for the performance of all environmental obligations of Minera San Augusto, S.A. de C.V. (“MSA”) in respect of the Mulatos Project whether arising before, on or after the date hereof and has agreed to indemnify and hold harmless MSA and its Assignees from all such obligations and liabilities.  In particular and without limiting the foregoing, ONCM has assumed all liabilities of MSA in relation to or arising out of:

1.

Occurrences of acid rock drainage and acid mine drainage, which occur naturally and as a result of manmade activities, which include historic mining activities.  MSA has collected surface water and groundwater samples, which show both surface and groundwater in the Mulatos Project area have been negatively impacted through the addition of heavy metals, reduction of pH and degradation of other water quality criteria routinely measured to assess water quality.

2.

Historic mining and exploration activities, including without limitation, surface and underground disturbances to the natural environment that were caused as a result of historic mining and exploration activities.  Disturbances include road construction, drilling, mining, tailing disposal, underground excavation, waste pile creation as a result of underground excavation and mining and building construction to support exploration activities.  Some historic processing activities are known to have used cyanide.  Artisan miners in the Mulatos Project area use and have used mercury to recover precious metals from their mining activities.

3.

Surface and underground disturbances to the natural environment that were caused as a result of exploration activities.  Disturbances include road construction, drilling, underground excavation, waste pile creation as a result of underground excavation, building construction to support exploration activities and operation of man camps to house workers performing exploration and engineering activities.

4.

Soil erosion, including without limitation, surface disturbances on the Mulatos Project site resulting from historic mining activities and recent exploration activities.

5.

Endangered species of fish and plants identified or existing in the area of the Mulatos Project.

6.

The existence of any hazardous substance in the environment which comprises the Mulatos Project and property adjacent to or overlying the Mulatos Project.

7

Any environmental damage associated with acid rock drainage or acid mine drainage, including without limitation heavy metal contamination or  pH reduction.

8.

Any notice relating to the said environment or compliance with or any allegation of breach of law or environmental legislation or the terms and conditions of any environmental permits or other agreements relating to the said environment, however caused, whether such matter arises or relates to periods or conditions existing before or after the date hereof.

9.

Any and all reclamation liabilities or commitments, including without limitation, in relation to historical mining activities conducted on the Concessions or on property adjacent to or overlying the Concessions, and under any environmental permits and the agreements between MSA and the Ejido Mulatos, which may include but are not limited to exploration road re-contouring, waste pile re-contouring, seeding of disturbed areas, reforestation of disturbed areas, construction and placement of erosion control measures or structures, removal of buildings and structures, drill hole plugging, underground access barricading and other similar works.

10.

Any allegation of lost or reduced land productivity or loss or reduction of land value due to historic mining activity, past exploration activities, acid rock drainage, acid mine drainage or erosion.

11.

The Mulatos Project comprises the property covered by, adjacent to or overlying the mineral concessions set out below, and includes without limitation the earth, rock, water, soil, groundwater, streams, air and other environmental components in such area:

(a)

Alejandra;

(b)

Bety;

(c)

Capulin 2;

(d)

Carolina;

(e)

Continuación de Virgencita;

(f)

Cristina;

(g)

El Carricito;

(h)

El Jaspe;

(i)

El Marrano;

(j)

El Victor de Mulatos;

(k)

La Central;

(l)

La Central No. 1;

(m)

La Salamandra Fracción 1;

(n)

La Salamandra Fracción 2;

(o)

La Salamandra Fracción 3;

(p)

Los Compadres;

(q)

Mirtha;

(r)

Nuevo Mulatos;

(s)

San Carlos;

(t)

San Lorenzo 1;

(u)

San Lorenzo 2;

(v)

San Miguel 1;

(w)

San  Miguel 2; and

(x)

Tequila.

Dated this 21 day of December, 2001.

O. N. C. de MEXICO S.A. de C.V.

By:

SCHEDULE E

$750,000 PROMISSORY NOTE

PROMISSORY NOTE

$750,000

[Closing Date]

FOR VALUE RECEIVED, the undersigned O.N.C. de Mexico S.A. de C.V., a Mexican corporation (“ONCM”) whose address is ·, unconditionally promises to pay to the order of Minera San Augusto, S.A. de C.V. (the “Holder”) at ·, or at such other place as the Holder of this Note may from time to time designate in writing, without deduction or setoff, in lawful money of Canada, the principal sum of $750,000 (the “Principal Amount”), together with interest, if any, on such Principal Amount and any other amounts due under this Note.

1.

Payment.  Subject to Section 8 of this Note, ONCM shall pay to the Holder $750,000 on ·, 2001 [180 days after Closing] (the “Due Date”).  The Principal Amount may be prepaid in whole or in part at any time without premium or penalty.  Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note, next to interest accrued under this Note, if any, and any balance shall be applied to reduce the Principal Amount of this Note.

2.

Late or Partial Payments.  The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of ONCM to pay such entire amount.  The failure of ONCM to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note.  The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

3.

Default.  Subject to Section  of this Note, if any payment required under this Note is not made when due, the entire unpaid Principal Amount of this Note, together with any other amount due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at a nominal rate (the “Default Rate”) of 12 percent per annum with interest upon overdue interest at the same rate.  Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.  ONCM shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and trustee’s and attorneys’ fees and costs.

4.

Security.  This Note is secured by a security agreement and Blanket Guarantee issued pursuant to the terms of an Asset Purchase Agreement dated as of the date hereof between ONCM, the Holder and National Gold Corporation (the “Asset Purchase Agreement”) and the documents, agreements, certificates and instruments contemplated therein creating a lien and/or security interest on certain real and personal property rights and interests of ONCM hereof, all as contemplated in the said Asset Purchase Agreement and ancillary documents, as they may be modified or amended from time to time.

5.

Usury.  Notwithstanding any other provision contained in this Note, in the Asset Purchase Agreement or in any other agreement entered into in connection with this Note, if the Holder ever receives as interest under this Note or the Asset Purchase Agreement an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid Principal Amount then outstanding under this Note, and not toward the payment of interest.

6.

Assignment.  The Holder may assign or transfer all or any part of the Holder’s rights or obligations under this Note and on request of the Holder ONCM shall issue and deliver new promissory notes having the same terms and conditions as this Note (the “Replacement Notes”) except that the principal amount under the Replacement Notes shall equal in the aggregate the principal amount outstanding under this Note.  ONCM may not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of ONCM’s rights or obligations under this Agreement without the Holder’s prior written consent.

7.

Miscellaneous.  ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note.  Time is of the essence with respect to all obligations of ONCM under this Note.  The unenforceability or invalidity of any provisions of this Note shall not affect the enforceability or validity of any other provision of this Note.  The terms of this Note shall bind ONCM and inure to the benefit of the Holder.  This Note shall be governed by British Columbia law.  This Note, the Asset Purchase Agreement and any other written agreement entered into in connection with this Note are the final expression of the agreement between the Holder and ONCM and may not be contradicted by evidence of any alleged oral agreement.

8.

Grace Period.  In the event that ONCM: (a) has not received a refund of the IVA Payment (as defined in the Asset Purchase Agreement) on or before the Due Date, and (b) ONCM has diligently used all reasonable commercial efforts to obtain a refund of the IVA Payment on or before the Due Date, then the Due Date shall be extended to the date which is the earlier of 60 days after the Due Date and the date which is 3 Business Days (as defined in the Asset Purchase Agreement) after the date that the IVA Payment is received by ONCM and interest at 12% per annum shall accrue or be payable during such extended period.

9.

Conflicts.  In the event of a conflict between the provisions of this Note and the provisions of the Asset Purchase Agreement, the Asset Purchase Agreement shall prevail.

THE UNDERSIGNED has executed and delivered this Note on the date first set forth above in the City of __________________________ in __________________, __________________.

By:	O.N.C. de MEXICO S.A. de C.V.
Title:

SCHEDULE F

$1,750,000 PROMISSORY NOTE

PROMISSORY NOTE

$1,750,000

[Closing Date]

FOR VALUE RECEIVED, the undersigned O.N.C. de Mexico S.A. de C.V., a Mexican corporation (“ONCM”) whose address is ·, unconditionally promises to pay to the order of Minera San Augusto, S.A. de C.V. (the “Holder”) at ·, or at such other place as the Holder of this Note may from time to time designate in writing, without deduction or setoff, in lawful money of Canada, the principal sum of $1,750,000 (the “Principal Amount”), together with interest, if any, on such Principal Amount and any other amounts due under this Note.

1.

Payment.  ONCM shall pay to the Holder $1,750,000 on ·, 2001 [360 days after Closing] (the “Due Date”).  The Principal Amount may be prepaid in whole or in part at any time without premium or penalty.  Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note, next to interest accrued under this Note, if any, and any balance shall be applied to reduce the Principal Amount of this Note.

2.

Late or Partial Payments.  The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of ONCM to pay such entire amount.  The failure of ONCM to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note.  The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

3.

Default.  If any payment required under this Note is not made when due, the entire unpaid Principal Amount of this Note, together with any other amount due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at a nominal rate (the “Default Rate”) of 12 percent per annum with interest upon overdue interest at the same rate.  Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.  ONCM shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and trustee’s and attorneys’ fees and costs.

4.

Security.  This Note is secured by a security agreement and Blanket Guarantee issued pursuant to the terms of an Asset Purchase Agreement dated as of the date hereof between ONCM, the Holder and National Gold Corporation (the “Asset Purchase Agreement”) and the documents, agreements, certificates and instruments contemplated therein creating a lien and/or security interest on certain real and personal property rights and interests of ONCM hereof, all as contemplated in the said Asset Purchase Agreement and ancillary documents, as they may be modified or amended from time to time.

5.

Usury.  Notwithstanding any other provision contained in this Note, in the Asset Purchase Agreement or in any other agreement entered into in connection with this Note, if the Holder ever receives as interest under this Note or the Asset Purchase Agreement an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid Principal Amount then outstanding under this Note, and not toward the payment of interest.

6.

Assignment.  The Holder may assign or transfer all or any part of the Holder’s rights or obligations under this Note and on request of the Holder ONCM shall issue and deliver new promissory notes having the same terms and conditions as this Note (the “Replacement Notes”) except that the principal amount under the Replacement Notes shall equal in the aggregate the principal amount outstanding under this Note.  ONCM may not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of ONCM’s rights or obligations under this Agreement without the Holder’s prior written consent.

7.

Miscellaneous.  ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note.  Time is of the essence with respect to all obligations of ONCM under this Note.  The unenforceability or invalidity of any provisions of this Note shall not affect the enforceability or validity of any other provision of this Note.  The terms of this Note shall bind ONCM and inure to the benefit of the Holder.  This Note shall be governed by British Columbia law.  This Note, the Asset Purchase Agreement and any other written agreement entered into in connection with this Note are the final expression of the agreement between the Holder and ONCM and may not be contradicted by evidence of any alleged oral agreement.

8.

Conflicts.  In the event of a conflict between the provisions of this Note and the provisions of the Asset Purchase Agreement, the Asset Purchase Agreement shall prevail.

THE UNDERSIGNED has executed and delivered this Note on the date first set forth above in the City of __________________________ in __________________, __________________.

By:	O.N.C. de MEXICO S.A. de C.V.
Title:

SCHEDULE G

ASSETS AND ALLOCATION OF PURCHASE PRICE

1.

The Assets shall comprise the following, and each of the Assets shall be allocated the purchase price set out opposite such Asset:

	Description	Allocated Purchase Price (Cdn$)
(a)	Concessions listed in	$9,000,000
(b)	Personal property as described in attached spreadsheet	133,000
(c)	Engineering and Geology Information and Samples	1,367,000
(d)

The Assumed Liabilities comprised of the following, provided that should any Assumed Liability not be transferable, ONCM shall not assume that Assumed Liability but ONCM shall pay to MSA or its Assignees all amounts owing by MSA thereunder as such amounts become due and payable:

	(i)	Contract with camp caretaker
	(ii)	Ejido Agreements
	(iii)	Resolution for the Manifesto Impact Ambiental
	(iv)	Land Use Change Approval
	(v)	Hermosillo Warehouse Lease between MSA and Victor Manuel Ojeda Borcardt dated January 3, 2000
	(vi)	Mulatos “Teacher’s House and Clinical Building” agreement between MSA and Josefina Heras de Camargo dated January 1, 2000
	(vii)	Matarachi Camp rental agreement between MSA and the Ejido Matarachi dated August 16, 1994
	(viii)	12 Landowner right-of-way purchase agreements (for further description, see attached spreadsheet)
	(ix)	the environmental and other liabilities set out in this Agreement

1.

For greater certainty, the following are not included in and do not form part of the Assets:

(a) all assets, properties, interests and rights not related to the Mulatos Project;
(b) the rights of MSA relating to this Agreement or any agreements or documents made pursuant to this Agreement;
(c) all cash on hand or in banks or other depositories;
(d) insurance;
(e) the cost of removing any equipment or furniture that are included in the Assets from premises not included in the Assets; and
(f) all computer equipment, hardware and software except as specifically included in the Assets.

SCHEDULE H

MSA’s CLOSING CERTIFICATE

TO:

O. N. C. de Mexico S.A. de C.V (“ONCM”)

National Gold Corporation (“National Gold”)

The undersigned, · and ·, hereby certify for and on behalf of Minera San Augusto, S.A. de C.V. (“MSA”), that they are duly elected or appointed officers of MSA, and that:

(1)

all of the representations and warranties of MSA set out in the Asset Purchase Agreement made ·, 2000 between MSA, ONCM and National Gold (the “Agreement”) are true and correct as of the date hereof in all material respects or, if made as of a specified date, are true and correct in all material respects as at such date [except  ·]; and

(2)

all of the terms, covenants and conditions of MSA required to be performed or complied with under the Agreement at or before the time of Closing have been performed or complied with in all material respects [except ·].

Capitalized terms used in this Certificate which are defined in the Agreement, and not otherwise defined herein, have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF the undersigned have executed this Certificate.

DATED at ·, this · day of ·, 2001.

MINERA SAN AUGUSTO, S.A. de C.V.

SCHEDULE I

FORM OF OPINION

_____________, 200_.

National Gold Corporation

Mr. Albert Matter

600·890 West Pender St.

Vancouver, British Columbia

Canada V6C 1J9

Re:      Assets Purchase Agreement

Gentlemen:

We have acted as counsel to MINERA SAN AUGUSTO, S.A. DE C.V. a Mexican corporation (the “Seller”), and give this opinion at the request of Seller, in connection with the preparation, execution and delivery of that certain Asset Purchase Agreement, the permits and related documents (the “Purchase Agreement”) dated as of January 1st, 2000 by Seller in favor of O.N.C. de México, S.A. de C.V. (the “Buyer”), and the various documents referred to in each such document and relating thereto.  Terms used herein and not otherwise defined have the meanings given to them in the Purchase Agreement.

We have examined the Purchase Agreement, the documents furnished by the Seller pursuant to the Purchase Agreement, the organizational documents of the Seller and all amendments thereto as certified by the appropriate governmental personnel of Mexico (the “Charter”); and the bylaws of the Seller and all amendments thereto (the “Bylaws”).  In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Seller, certificates of public officials, and agreements, instruments, permits, authorizations and other documents.

In rendering this opinion, we have reviewed the due authorization, execution and delivery of each document referred to herein by all parties.

Based upon the foregoing, and subject to the comments and qualifications set forth below, it is our opinion that:

1.

The Seller is a corporation duly organized and validly existing under the laws of Mexico and is duly qualified to transact business and should be considered as in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of the Seller of (ii) the ability of the Seller to perform its obligations under the Purchase Agreement or any related agreement.

2.

The Seller has all requisite corporate power and authority to conduct its business, to own and transfer its property and to execute and deliver, and to perform all of its obligations under the Purchase Agreement and all related agreements.

3.

The execution, delivery and performance by the Seller of the Purchase Agreement and all related agreements and documents are within the Seller’s corporate powers do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) any law, rule or regulation applicable to the Seller or (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Seller.

4.

Seller agrees in the execution of the Purchase Agreement and all related agreements by a duly authorized officer of the Seller, and it is of our opinion that all such agreements and documents are the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

5.

That from the documents we have reviewed and have been provided by the Seller, it is the legal only registered concessionary of the Mineral Rights derived from the assets and mining lots, which are located in the municipality of __________;

6.

That from the documents we have reviewed and have been provided by the Seller, the Assets and mining lots are legal, in force and in good standing mining concessions in accordance with the laws of the Mexican Republic;

7.

The Assets and mining lots either we have reviewed documents or been informed by the Seller that the Assets and the mining lots, were legally acquired, all of them were properly located and denounced, all required locations and validation work was properly performed, recorded and filed with appropriate governmental agencies;

8.

From all the documentation we have reviewed, we understand that the Assets and the mining lots are clear and free on any liens and encumbrances and/or limitation of ownership;

9.

We have not been informed nor have received any communication from where we can understand there is a claim or challenge against to the ownership of the Assets and the mining lots nor, to its knowledge is there any basis therefore and that there are no outstanding agreements or options to acquire or purchase the Mineral Rights over the Assets and the mining lots or any portion thereof which are not previous agreements with ONCM and that no PERSON is entitled to any royalty or other payment as rent or royalty in respect of any Minerals coming form the mining lots;

10.

We have not been informed nor have received any communication from where we can understand there is no right interest in any of the Assets and the mining lots asserted by others because of overlapping or conflicting any of the Mineral Rights.

All assessment work and tax payments required to hold the Assets and the mining lots and mining concessions thereto has been performed or paid through out their existence to date.

11.

The Seller has acquired and currently hold all Permits and Licenses, and other concessions granted by or entered into with, or applicable to the Assets and the mining lots or that are material to the Sellers Assets and mining lots and to the Sellers mining operation, in all material respects.

12.

As far as we understand from what we have reviewed or being informed from the Seller, the Assets were legally acquired and those imported have paid all duties and were legally imported, and have as well, paid applicable taxes through out their life.

13.

As far as we understand from what we have reviewed or being informed from the Seller, the Assets part of this transaction and other personal property owned by The Seller to be transferred in terms of the Purchase Agreement to ONCM are free of all encumbrances except for the encumbrances or liens as closed by the Seller in the Purchase Agreement.

14.

From what we have reviewed or being informed by The Seller the Mulatos Project has been conducted with all permits, licenses, approvals, authorizations, consents, registrations or other actions required under Mexican Law, including but not limited to the environmental Law which have been obtained in compliance with Law.

15.

To best of our knowledge there has not been administrative or judicial proceedings, actions or claims commenced or threatened with respect to the Seller mining operation, the Assets, mining lots, or any other business conducted on any of the lands or Mineral Rights under Environmental Laws or as a result of Environmental Contamination.

16.

To best of our knowledge there have not been claims or proceedings against the Seller derived from the employees which will remain in ONCM organization.

17.

To best of our knowledge the Ejido proceeding has been settled with the Ejido representatives as a consequence by complying with the written agreement with the Ejido representatives agreed upon the relationship with them must be biding. All written arrangement supersede or oral arrangements agreed with them and those written arrangement are bound between the parties and among third parties.

18.

The Seller is subject to civil, commercial and mining law with respect to its obligations under the Purchase Agreement and all related agreements.  The execution, delivery and performance of all such agreements constitute commercial acts as opposed to governmental acts.  The Seller and its property do not enjoy, in the courts or under the laws of Mexico, any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of the Seller under the Purchase Agreement and related agreements.

We are qualified to practice law in Mexico and do not purport to be expert on, or to express any opinion concerning, any laws other than the law of Mexico.

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein.  The opinions expressed herein are being delivered to you as of the date hereof in connection with the Purchase Agreement described hereinabove and is solely for your benefit in connection with the Purchase Agreement described hereinabove and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Purchase Agreement, (ii) to your independent auditors and attorneys, (iii) upon the request of any local or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.

Very truly yours,

SÁNCHEZ-MEJORADA, VELASCO Y VALENCIA

_____________________________________
By:

SCHEDULE J

ONCM’S CLOSING CERTIFICATE

TO:

Minera San Augusto, S.A. de C.V. (“MSA”)

The undersigned, · and ·, hereby certify for and on behalf of O. N. C. de Mexico S.A. de C.V. (“ONCM”), that they are duly elected or appointed officers of ONCM, and that:

a.

all of the representations and warranties of ONCM set out in the Asset Purchase Agreement made ·, 2000 between MSA, ONCM and ONCM (the “Agreement”) are true and correct as of the date hereof in all material respects or, if made as of a specified date, are true and correct in all material respects as at such date [except  ·]; and

a.

all of the terms, covenants and conditions of ONCM required to be performed or complied with under the Agreement at or before the time of Closing have been performed or complied with in all material respects [except ·].

Capitalized terms used in this Certificate which are defined in the Agreement, and not otherwise defined herein, have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF the undersigned have executed this Certificate.

DATED at ·, this · day of ·, 2001.

O. N. C. de MEXICO S.A. de C.V.

SCHEDULE K

NATIONAL GOLD’S CLOSING CERTIFICATE

TO:

Minera San Augusto, S.A. de C.V. (“MSA”)

The undersigned, · and ·, hereby certify for and on behalf of National Gold  Corporation (“National Gold”), that they are duly elected or appointed officers of National Gold, and that:

(1)

all of the representations and warranties of National Gold set out in the Asset Purchase Agreement made ·, 2000 between MSA, ONCM and National Gold (the “Agreement”) are true and correct as of the date hereof in all material respects or, if made as of a specified date, are true and correct in all material respects as at such date [except  ·]; and

a.

all of the terms, covenants and conditions of National Gold required to be performed or complied with under the Agreement at or before the time of Closing have been performed or complied with in all material respects [except ·].

Capitalized terms used in this Certificate which are defined in the Agreement, and not otherwise defined herein, have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF the undersigned have executed this Certificate.

DATED at ·, this · day of ·, 2001.

NATIONAL GOLD CORPORATION

SCHEDULE L

CONDITIONS TO CLOSING IN FAVOUR OF ONCM

The obligations of ONCM under this Agreement shall be subject to the fulfilment, or the waiver by ONCM, of the following conditions at or prior to the Closing Time, each of which is for the exclusive benefit of ONCM and may be waived by ONCM at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

(1)

Compliance by MSA.  MSA shall have performed and complied with in all material respects all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to ONCM at the Closing all the documents contemplated in Section  or elsewhere in this Agreement.

(2)

Representations and Warranties.  The representations and warranties of MSA set forth in this Agreement shall have been true and correct in all material respects at and as of the time of execution of this Agreement and all such representations and warranties shall be true and correct in all material respects as at the Closing Time as though made at such time on such date except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

(3)

CDNX Approval.  CDNX Approval shall have been received at or before the Closing Time.

(4)

Consents and Approvals.  All material Consents and Approvals, whether regulatory or contractual, necessary for the transfer of the Assets will have been received and the permits, consents and approvals set out in Section  and , and the Concessions, will have been assigned to ONCM.

(5)

No Actions.  No action or proceeding will be pending or will have been instituted by any Person to set aside or prohibit in any way the transactions contemplated by this Agreement.

(6)

Title to the Assets.  At Closing ONCM will have received good and marketable title to the Assets.

SCHEDULE M

CONDITIONS TO CLOSING IN FAVOUR OF MSA

The obligations of MSA under this Agreement shall be subject to the fulfilment, or the waiver by MSA, of the following conditions at or prior to the Closing Time, each of which is for the exclusive benefit of MSA and may be waived by MSA at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

(7)

ONCM’s Compliance.  ONCM shall have performed and complied with in all material respects all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to MSA at the Closing all the documents contemplated in Section  or elsewhere in this Agreement.

(8)

Representations and Warranties.  The representations and warranties of ONCM set forth in this Agreement shall have been true and correct in all material respects at and as of the time of execution of this Agreement and all such representations and warranties shall be true and correct in all material respects as at the Closing Time as though made at such time on such date except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

(9)

CDNX Approval.  CDNX Approval shall have been received at or before the Closing Time.

(10)

Consents and Approvals.  All necessary Consents and Approvals to the transfer of the Assets will have been received at or before the Closing Time.

(11)

No Action.  No action or proceeding will be pending or will have been instituted by any Person to set aside or prohibit in any way the transactions contemplated by this Agreement.

SCHEDULE N

REPRESENTATIONS AND WARRANTIES OF MSA

(12)

Power and Capacity.  MSA is duly incorporated and validly exists and has the necessary corporate power and capacity to own the Assets and on the Closing Date MSA will validly exist as a company under the laws of its jurisdiction of incorporation.  No act or proceeding has been taken by or against MSA in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of MSA.

(13)

Due Authorization.  MSA has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments.  The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of MSA and its shareholders.

(14)

Enforceability of Obligations.  This Agreement constitutes a valid and binding obligation of MSA enforceable against MSA in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(15)

Title to Assets.  MSA has good and marketable title to all the Assets, free and clear of any and all Liens, except for Permitted Liens.  Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from MSA of any of the Assets out of the ordinary course of business.  The Assets do not necessarily include all Environmental Permits, explosives permits and other permits and approvals required under applicable Environmental Laws or any other Applicable Law or all required rights, agreements, titles and undertakings in respect of surface rights or in respect of water use, flow and consumption which may be necessary or desirable for access, exploration, development, exploitation and any other use whatsoever of the Assets.

(16)

Actions.  To the knowledge of MSA, there are no material claims, actions, proceedings, suits, investigations or reviews pending or commenced in respect of the Mulatos Project.

(17)

Tax Matters.  MSA has duly and timely paid all material Taxes, royalties or other obligations due to the date of this Agreement in connection with the Concessions.

(18)

Title to Concessions.  To the knowledge of MSA, and based entirely on the opinion of Sánchez-Mejorada, Velasco Y Valencia, a copy of which opinion has been provided to ONCM, MSA is the registered holder of the Concessions except as otherwise indicated in .

(19)

Environmental.  There are material environmental issues in connection with the Mulatos Project which have been described in the information package regarding the Mulatos Project provided to ONCM and in Section  of this Agreement.  ONCM has had the opportunity during the course of its due diligence investigations to conduct site visits to the Mulatos Project and review the material environmental issues.  MSA is not aware of having disposed of any Hazardous Substance in the Mulatos Project during the course of its historic mining activities or exploration activities carried out on the Mulatos Project which has not been disclosed to National Gold or ONCM.

SCHEDULE O

REPRESENTATIONS AND WARRANTIES OF ONCM

(20)

Incorporation and Power.  ONCM is a corporation duly incorporated under the laws of the United Mexican States and is duly organized, validly subsisting and in good standing under such laws and has the full power and authority to own its assets and carry on its business as now conducted.

(21)

Due Authorization.  ONCM has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments.  The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of ONCM and its shareholders.

(22)

Enforceability of Obligations.  This Agreement constitutes a valid and binding obligation of ONCM enforceable against ONCM in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(23)

Approvals.  No authorization, consent or approval of, or filing with, any public body, court, or authority or other Agency is necessary for the consummation by ONCM of its obligations under this Agreement and no authorization, consent or approval is required under any agreement or instrument applicable to ONCM which has not been obtained, except for CDNX Approval.

SCHEDULE P

REPRESENTATIONS AND WARRANTIES OF NATIONAL GOLD

(24)

Incorporation and Power.  National Gold is a corporation duly incorporated under the laws of the Province of Alberta and is duly organized, validly subsisting and in good standing under such laws and has the full power and authority to own its assets and carry on its business as now conducted.

(25)

Due Authorization.  National Gold has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments.  The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of National Gold and its shareholders.

(26)

Enforceability of Obligations.  This Agreement constitutes a valid and binding obligation of National Gold enforceable against National Gold in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(27)

Approvals.  No authorization, consent or approval of, or filing with, any public body, court, or authority or other Agency is necessary for the consummation by National Gold of its obligations under this Agreement and no authorization, consent or approval is required under any agreement or instrument applicable to National Gold which has not been obtained, except for CDNX Approval.

SCHEDULE Q

MULATOS PROJECT

Lot	Title	Type	Surface	Duration	Liens or contracts
Alejandra	195,464	Exploration	406.8821 hectares	September 14, 1992 to September 13, 1998	None registered at the PRM.
Bety	191,273	Exploitation	453.7237 hectares	December 19, 1991 to December 18, 2041

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 203.7240 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 93, Page 73, Volume I of the Expropriations, Temporary Occupations and Easements Book.

Capulín 2	196,126	Exploration	12.0084 hectares	September 23, 1992 to September 22, 1998	None registered at the PRM.
Carolina	191,272	Exploitation	347 hectares	December 19, 1991 to December 18, 2041

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 152 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 94, Page 74, Volume I of the Expropriations, Temporary Occupations and Easements Book.

Temporary occupation in favor of this concession of a surface of 40 hectares, 25 areas of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, registered on February 4, 1998 under Number 11, Page 6, Volume I of the Temporary Occupations and Easements Book.

Continuaci\n de Virgencita	190,634	Exploitation	100 hectares	April 29, 1991 to April 28, 2041

Temporary occupation in favour of Mr. Gilberto Ocaña Garcia of a surface of 20 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993 under Number 90, Page 72, Volume I of the Expropriations, Temporary Occupations and Easements Book.

Temporary occupation in favour of this concession of a surface of 10 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 9, Page 5, Volume I of the Temporary Occupations and Easements Book.

Temporary occupation in favor of this concession of a surface of 5 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 10, Page 5, Volume I of the Temporary Occupations and Easements Book.

Cristina	191,271	Exploitation	290 hectares	December 19, 1991 to December 18, 2041

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 290 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993 under Number 92, Page 73, Volume I of the Expropriations, Temporary Occupations and Easements Book.

El Carricito	206,895	Exploration	2,176.8440 hectares	April 3, 1998 to April 2, 2004	None registered at the PRM.1
El Jaspe	209,714	Exploitation	78 hectares	August 3, 1999 to August 2, 2049	None registered at the PRM.
El Marrano	199,064	Exploration	434 hectares	February 28, 1994 to February 27, 2000	None registered at the PRM.
El Victor de Mulatos	196,110	Exploitation	18 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 18 hectares, as long as this concession is in force, registered on January 13, 1993 under Number 88, Page 71, Volume I of the Expropriations, Temporary Occupations and Easements Book.

La Central	196,111	Exploitation	96 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 96 hectares, as long as this concession is in force, registered on January 15, 1993 under Number 97, Page 76, Volume I of the Expropriations, Temporary Occupations and Easements Book.

La Central No. 1	196,108	Exploitation	81.2560 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 18.2500 hectares of land, as long as this concession is in force, registered on January 15, 1993 under Number 87, Page 70, Volume I of the Expropriations, Temporary Occupations and Easements Book.

La Salamandra Fracción 1	212,185	Exploitation	8,072.6559 hectares	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number 23, Page 13, Volume 1 of the Temporary Occupations and Easements Book.

La Salamandra Fracción 2	212,186	Exploitation	1,161.5005 hectares	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number 23, Page 13, Volume 1 of the Temporary Occupations and Easements Book.

La Salamandra Fracción 3	212,187	Exploitation	604.0000 hectares	September 22, 2000 to August 29, 2046

Temporary occupation of 10 to 30 hectares of land, respectively, owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, in favor of this concession, as long as this concession is in force, registered on June 4, 1998 under Number 23, Page 13, Volume 1 of the Temporary Occupations and Easements Book.

Los Compadres	201,674	Exploration	10 hectares	October 11, 1995 to October 10, 2001	None registered at the PRM.
Mirtha	206,755	Exploitation	470.3190 hectares	March 12, 1998 to March 11, 2048	None registered at the PRM.
Nuevo Mulatos	180,600	Exploitation	30 hectares	July 13, 1987 to July 12, 2037

Temporary occupation in favour of this concession of a surface of 30 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on February 4, 1998 under Number 8, Page 4, Volume I of the Temporary Occupations and Easements Book.

San Carlos	196,112	Exploitation	9 hectares	September 23, 1992 to September 22, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 9 hectares of land, as long as this concession is in force, registered on January 15, 1993 under Number 95, Page 74, Volume I of the Expropriations, Temporary Occupations and Easements Book.

San Lorenzo	210,493	Exploitation	60 hectares	October 8, 1999 to October 7, 2049	None registered at the PRM.
San Lorenzo	211,573	Exploitation	15.616 hectares	June 16, 2000 to June 15, 2050	None registered at the PRM.2
San Miguel 2	195,438	Exploitation	20.2516 hectares	September 14, 1992 to September 13, 2042

Temporary occupation in favor of Minera San Augusto, S.A. de C.V. of a surface of 20.2516 hectares, as long as this concession is in effect, registered on January 15, 1993 under Number 89, Page 71, Volume I of the Expropriations, Temporary Occupations and Easements Book.

San Miguel I	191,139	Exploitation	16.7056 hectares	April 29, 1991 to April 28, 2041

Temporary occupation in favour of Minera San Augusto, S.A. de C.V. of a surface of 16.7056 hectares of land owned by Ejido Mulatos, Municipality of Sahuaripa, Sonora, as long as this concession is in force, registered on January 15, 1993 under Number 91, Page 72, Volume I of the Expropriations, Temporary Occupations and Easements Book.

Tequila	206,724	Exploitation	18.7440 hectares	March 12, 1998 to March 11, 2048	None registered at the PRM.

1 This mineral concession is held by Empresa Minera CanMex, S.A. de C.V.

2 The title of this concession indicates at the surface of this lot is 15.616 hectares, while the application to obtain the same concession referred to 15.2626 hectares (a smaller surface).  The exploration mining concession from where this exploitation concession derives was of 15.2626 hectares.

LANDOWNER ALONG THE ACCESS ROAD (KILOMETER’S 0+14,697 TO 0+43,836)

Item	Landowner	Area (Has.)	Location	Price (Pesos)	Appraisal No.	Appraisal Date	Agreement Date
1	Martin Serrano Almeida	11.9440	0+14,679 – 0+15,000	$ 50,000.00	970644-HMO	Agosto 14, 1997	Septiembre 12, 1997
			0+17,175 – 0+19,840
2	Rosendo Torres Garner	8.7000	0+15,000 – 0+17,175	$ 17,400.00	970645-HMO	Agosto 14, 1997	Septiembre 12, 1997
3	Emilio Acuño Amaya	6.2400	0+19,840 – 0+21,400	$ 12,480.00	970646-HMO	Agosto 14, 1997	Septiembre 12, 1997
4	Lorgia Apodaca Nuñez de Lopez	6.6400	0+21,400 – 0+23,060	$ 13,280.00	970647-HMO	Agosto 14, 1997	Septiembre 12, 1997
5	Manuel y Octavio Apodaca Nuñez	10.3200	0+23,060 - 0+25,640	$ 20,640.00	970648-HMO	Agosto 14, 1997	Septiembre 12, 1997
6	Rúben Garner Amaya	3.3600	0+25,640 - 0+26,480	$ 6,720.00	970649-HMO	Agosto 14, 1997	Septiembre 12, 1997
7	Octavio Apodaca Nuñez	6.8800	0+26,480 - 0+28,200	$ 13,760.00	970650-HMO	Agosto 14, 1997	Septiembre 12, 1997
			Cattle Yard Area (2)	$ 42,000.00	---	---	Febrero 26, 1998
8	Francisco Soto Oros	20.6400	0+28,200 - 0+33,360	$ 41,280.00	970651-HMO	Agosto 14, 1997	Septiembre 12, 1997
9	Trinidad Soto Oros	10.2640	0+33,360 - 0+35,926	$ 20,528.00	970652-HMO	Agosto 14, 1997	Septiembre 12, 1997
10	José Evigael Carrasco Cordero	19.92	0+35,926 - 0+38,126	$ 35,800.00	970653-HMO	Agosto 14, 1997	Septembre 12, 1997
			0+38,626 - 0+40,906
11	Pedro Moisés Aguilar Peña	2.0000	0+38,126 - 0+38,626	$ 4,000.00	970654-HMO	Agosto 14, 1997	Septiembre 12, 1997
12	Ejido Matarachi	11.7200	0+40,906 - 0+43,836	$ 23,440.00	970656-HMO	Agosto 14, 1997	Septiembre 18, 1997

MULATOS PROJECT ASSET LIST

Number – Description – Price (C- $)

Hermosillo Office Furniture

2 Wooden Office Desk, Model Rivera 901 - $300

2 Wooden Credenza Model Rivera Model 947 - $300

2 Wooden Bookcase Credenza, Model Rivera 953 - $150

1 Wooden Secretaries Desk Model Rivera 995 - $220

1 Wooden Desk, 2.OX0.85X0.75 RIVIERA - $300

3 Metal Desks (various makes/models) - $220

5 Swivel Desk Chairs (various makes/models) - $220

6 Office Chairs (various models) - $180

18 Metal Filing Cabinets, 4 Drawer - $1,350

2 Metal Filing Cabinets, 2 Drawer - $90

1 Wood Meeting Table, 2.4 m. Mod 917 RIVIERA - $150

3 Wooden Book Cases, make Sauder . - $220

3 Wooden Book Cases (various makes/models/condition) - $80

1 Light Table - $150

1 Map Table - $150

5 Hanging Map Files - $900

2 Horizontal Map Files - $900

1 Drafting Table - $70

 Miscellaneous Office Furniture and Supplies, as defined by MSA at time

Lot removal - $300

Office Equipment

 1 Typwriter, IBM 6782 SERIE11-0066138 - $150

 Lot Panasonic Phone Office Phone System w/phones (removal not included) - $150

 1 Paper Shreader, POWERSHREADER PS30 - $150

 1 Small Refrigerator, Mabe mod.1052B SERIE 1M0811657 - $40

 1 Microwave - $40

 1 HP Fax machine, model 900 - $220

 Lot Fire Extinguishers - $150

 Lot Miscellaneous Office Equipment, as defined by MSA at time of removal - $150

Computer Equipment

 1 Dell Computer w/Monitor - $300

 1 Computer Network Hub, 10BT 3COM SUPERSTACK 12 Ports - $150

 1 Computer, No Name, Pentium w/Samsung Monitor - $300

 1 Printer, HP Laser Jet 4L, SN:USBB967562 - $300

 1 Printer, HP Laserjet 4P, SN: JPBK078882 - $300

 Miscellaneous Computer Equipment and Software, as defined by MSA at

 Lot time of removal - $300

Removal of equipment and furniture is the responsibility of the Buyer.

MULATOS PROJECT ASSET LIST

Number - Description – Price (C$)

Mulatos Camp

 Lot - Mulatos Camp Buildings and Facilities, which includes:

 (1) Office Building, Steel Sandwitch Panel Construction w/Fixtures

 (1) Kitchen/ Dinning Facility, Masonry Construction w/Fixtures .

 (2) Dormitories, Metal Construction w/Fixtures

 (1) Core Shed, Metal Construction w/Fixtures, Shelving, Tables

 (1) Warehouse Building, Metal Construction w/Fixtures

 (2) Diesel Storage Tanks, 20,000 Liter w/handpump

 (1) Gasoline Storage Tank, 10,000 Liter w/handpump

 (1) Core Storage Building, Metal Dome Construction, Poor Condition

 water system, eletrical system - $75,000

 Diesel Generator, "Olimpian" model CD050 serial no. 2015299 w/

 1 Caterpillar diesel engine, model 3054 seriel no. 42K01307 - $7,500

 1 Diesel Generator, Model Perkins - $750

 1 Wooden Desk - $70

 3 Metal Desks - $220

3 Metal Tables  - $220

23 Single Beds w/Matress - $1,040

5 Wardrobes, Wooden - $220

1 Kitchen Range w/six burners - $450

1 Kitchen Range w/four burners - $150

1 Microwave Oven - $70

 3 Wooden Tables for Dinning Rooms - $120

 1 Washing Machine, Whirlpool - $70

 1 Refrigerator, Gas - $70

 1 Refrigerator, Electric - $70

 1 Freezer, Electric - $70

 1 Sony 21" Color Television - $150

 1 Satelite System for Television - $450

 1 Water Pump (Type: Beam) w/Electric Motor - $300

 3 Swamp Coolers - $450

 1 Solar Lighting System in Kitchen - $1,500

 Lot Camp Kitchen Utinsels and Equipment, as defined by MSA - $450

 Lot Camp Bedding and Linen, as defined by MSA - $220

 Lot Power and Hand Tools, as defined by MSA - $2,250

 Lot Miscellaneous Camp Supplies and Repair Parts, as defined by MSA - $300

 Lot Miscellaneous Camp Furniture, as defined by MSA - $150

Vehicles

 1 1998 DODGE RAM W2500 PICKUP CUSTOM SN: WM214262 - $6,000

 1 1998 DODGE RAM W2500 PICKUP CUSTOM SN: VVM231992 - $7,500

Other Equipment

 1 Weather Station, Located at Mulatos - $7,500

 River Gauging Station w/Data Recorder,

 1 Located on the bank of the Rio Mulatos - $1,500

 Stream Gauging Station w/Data Recorder,

 1 Located in the Arroyo Mulatos - $1,500

 1 Waterra Sampling Pump - $1,500

 Radio System w/3 repeaters located at Bachoco, San Javier and

 Lot Matarachi, (condition and status unknown) - $4,500

 2 Mobile Radio, Motorola P110 w/charger - $120

 2 Mobile Radio, Motorola SM-120 - $120

 2 Radio YAESU FT80C - $750

 1 Copier w/Base CANON NP-1520, MOD.F126600, SERIE NZ2533 - $750

Total - $133,000

[MEXICAN VISA OF

ADRIAN F. JACKMAN]

[MEXICAN VISA OF

ALBERT MATTER]

[MEXICAN VISA OF

MARK EDWARD ISTO]

MINERA SAN AUGUSTO, S.A. DE C.V.

- and -

O. N. C. de MEXICO S.A. de C.V.

- and -

NATIONAL GOLD CORPORATION

ASSET PURCHASE AGREEMENT

DATED December 21, 2000

Article 1
PURCHASE OF ASSETS

1.1

Agreement to Purchase and Sell

2

1.2

Purchase Price

2

1.3

Deposit

2

1.4

Reconciliation of Accounts

3

1.5

Sharing of Expenses

3

1.6

Allocation of Purchase Price

4

Article 2
CLOSING

2.1

Closing

5

2.2

MSA’s Closing Deliveries

5

2.3

ONCM’s Closing Deliveries

5

2.4

National Gold’s Closing Deliveries

6

2.5

Possession

7

Article 3
CONDITIONS OF CLOSING

3.1

Conditions in Favour of ONCM

8

3.2

Conditions in Favour of MSA

8

3.3

CDNX Approval

8

3.4

General

8

Article 4
REPRESENTATIONS, WARRANTIES and covenants

4.1

Representations and Warranties of MSA

9

4.2

Representations and Warranties of ONCM

9

4.3

Representations and Warranties of National Gold

9

4.4

Survival of Representations and Warranties

9

4.5

Non-Merger

9

4.6

No Additional Representations

9

4.7

Acknowledgements by National Gold and ONCM

10

4.8

Covenants by ONCM

13

4.9

Covenants by National Gold

14

4.10

Covenants by MSA.

15

Article 5
INDEMNIFICATION AND Limitation of liability

5.1

Indemnity by National Gold and ONCM

16

5.2

Environmental Indemnity

16

5.3

Indemnity by MSA.

17

5.4

Misrepresentations and Errors

17

5.5

Limitation of Liability

17

5.6

No Additional Liability

18

Article 6
INTERIM PERIOD

6.1

Risk of Loss

19

6.2

Action During Interim Period

19

6.3

Consents and Approvals

19

6.4

Dealing with Assets

19

Article 7
POST-CLOSING MATTERS

7.1

Cooperation in Filing of Returns

20

7.2

Further Assurances

20

7.3

Transfer of Core Concessions

20

Article 8
SECURITY

8.1

Assignment of Mulatos Project

23

8.2

Security Agreement

23

8.3

Blanket Guarantee

23

8.4

Rights and Remedies Cumulative

23

Article 9
GENERAL

9.1

Expenses

24

9.2

Payment of Taxes

24

9.3

No Set-Off or Withholding by National Gold or ONCM

24

9.4

Confidentiality

24

9.5

Notices

24

9.6

Time of Essence

26

9.7

Entire Agreement

26

9.8

Notices of Non-Compliance

27

9.9

Grace Period

27

9.10

No Waiver

27

9.11

Termination

27

9.12

Void upon Termination

28

9.13

Amendment

28

9.14

Severability

28

9.15

Arbitration

28

9.16

Governing Law

28

9.17

Successors and Assigns

29

9.18

Counterparts

29

Article 10
INTERPRETATION

10.1

Definitions

30

10.2

Headings and Table of Contents

30

10.3

Number and Gender

30

10.4

Business Days

30

10.5

Currency and Payment Obligations

30

10.6

Statute References

30

10.7

Section and Schedule References

30